UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Oscar Health, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Oscar Health, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 9, 2022

9:00 a.m. (Eastern time)

OSCAR HEALTH, INC.

75 VARICK STREET, 5TH FLOOR

NEW YORK, NEW YORK 10013

April 26, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc. at 9 a.m. Eastern time on Thursday, June 9, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Mario Schlosser

Chief Executive Officer and Director

OSCAR HEALTH, INC.

75 Varick Street, 5th Floor

New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 9, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc., a Delaware corporation (the “Company”), will be held at 9 a.m. Eastern time on Thursday, June 9, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Jeffery H. Boyd, Joel Cutler, Joshua Kushner, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser and Vanessa A. Wittman as directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 14, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at corporate@hioscar.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Ranmali Bopitiya

Chief Legal Officer

April 26, 2022

PROXY STATEMENT	1

Proposals	1

Recommendations of the Board of Directors	2

Information About This Proxy Statement	2

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS	4

PROPOSALS TO BE VOTED ON	9

Proposal 1: Election of Directors	9

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	14

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	16

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	18

EXECUTIVE OFFICERS	20

CORPORATE GOVERNANCE	22

General	22

Board Composition	22

Director Independence	22

Executive Sessions	22

Controlled Company Exemption	22

Director Candidates	23

Communications from Stockholders	24

Board Leadership Structure and Role in Risk Oversight	24

Succession Planning	25

Code of Ethics	25

Anti-Hedging Policy	25

Corporate Responsibility	25

Attendance by Members of the Board of Directors at Meetings	26

COMMITTEES OF THE BOARD	27

Audit Committee	27

Compensation Committee	28

Nominating and Corporate Governance Committee	29

Finance, Risk and Investment Committee	29

COMPENSATION DISCUSSION AND ANALYSIS	30

General	30

OSCAR HEALTH, INC.

75 Varick Street, 5th Floor

New York, New York 10013

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oscar Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 9, 2022 (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”), and our Class B common stock, $0.00001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), as of the close of business on April 14, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 175,875,529 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 20 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2021 (the “2021 Annual Report”) will be released on or about April 26, 2022 to our stockholders on the Record Date.

In this proxy statement, “Oscar”, “Company”, “we”, “us”, and “our” refer to Oscar Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 9, 2022

This proxy statement and the 2021 Annual Report are available at http://www.proxyvote.com

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Jeffery H. Boyd, Joel Cutler, Joshua Kushner, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser and Vanessa A. Wittman as directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board of Directors

The Company’s board of directors (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•

FOR the election of Jeffery H. Boyd, Joel Cutler, Joshua Kushner, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser and Vanessa A. Wittman as directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	“ONE YEAR” as the frequency of future advisory votes on the compensation of our named executive officers.

Information About This Proxy Statement

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because Oscar’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Oscar is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 14, 2022. You are entitled to vote at the Annual Meeting only if you were a holder of record of Class A common stock or Class B common stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote and each outstanding share of Class B common stock is entitled to 20 votes on all matters presented at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. At the close of business on the Record Date, there were 175,875,529 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, Oscar has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Oscar stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OSCR2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person or represented by proxy of the outstanding shares of Common Stock entitled to vote thereon.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 8, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Oscar prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OSCR2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OSCR2022.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nine (9) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on Executive Compensation	The affirmative vote of the holders of a majority of the votes cast. If no frequency receives the foregoing vote, we will consider the frequency (ONE YEAR, TWO YEARS or THREE YEARS) that receives the highest number of votes cast to be the frequency recommended by stockholders.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the proposals regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, nine (9) directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2023 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board of Directors. Our current directors, who are also our director nominees for election at the Annual Meeting, are Jeffery H. Boyd, Joel Cutler, Joshua Kushner, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser and Vanessa A. Wittman. The Board has nominated each of the foregoing director candidates to serve as directors until the 2023 Annual Meeting.

In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Mr. Boyd, Mr. Cutler, Mr. Kushner, Mr. Phillips, Mr. Plouffe, Mr. Robinson, Mr. Sankaran, Mr. Schlosser or Ms. Wittman should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nine (9) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below director nominees.

The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:

Name	Age	Served as a Director Since	Position with Oscar
Mario Schlosser	43	2012	Co-Founder, Chief Executive Officer and Director
Joshua Kushner	36	2012	Co-Founder, Vice Chairman of the Board and Director
Jeffery H. Boyd	65	2021	Chairman of the Board
Joel Cutler	64	2015	Director
Charles E. Phillips, Jr.	62	2021	Director
David Plouffe	54	2021	Director
Elbert O. Robinson, Jr.	45	2021	Director
Siddhartha Sankaran	44	2021	Director
Vanessa A. Wittman	55	2021	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Mario Schlosser

Mario Schlosser co-founded Oscar in October 2012 and has served as Chief Executive Officer and as a member of our Board of Directors since December 2012. Prior to co-founding Oscar in 2012, Mr. Schlosser co-founded Vostu, Ltd., a social gaming company in Latin America, where he led the company’s analytics and game design practices from August 2006 to November 2012. From August 2007 to March 2010, Mr. Schlosser served as a Senior Investment Associate at Bridgewater Associates, where he developed analytical trading models. Prior to joining Bridgewater Associates, Mr. Schlosser worked as a consultant for McKinsey & Company in Europe, the United

States, and Brazil from November 2002 to May 2007. Mr. Schlosser holds a degree in computer science with highest distinction from the University of Hannover and a Master of Business Administration from Harvard Business School. As a visiting scholar at Stanford University, Mr. Schlosser wrote and co-authored 10 computer science publications. We believe Mr. Schlosser’s perspective and experience from serving as a Co-Founder and Chief Executive Officer of various companies, including Oscar, as well as his technical acumen, make him particularly qualified to serve as a member of our Board of Directors.

Joshua Kushner

Joshua Kushner co-founded Oscar in October 2012, has served as a member of our Board of Directors since December 2012 and as Vice Chairman of our Board of Directors since February 2021. Mr. Kushner is the Managing Director of Thrive Capital Management, LLC (“Thrive Capital”), a New York-based venture capital firm. Mr. Kushner holds a Bachelor of Arts degree, majoring in Government, from Harvard College and a Master of Business Administration from Harvard Business School. We believe Mr. Kushner’s experience as an investor in innovative technology companies, including Oscar, makes him particularly qualified to serve as a member of our Board of Directors.

Jeffery H. Boyd

Jeffery H. Boyd has served as Chairman of our Board of Directors since February 2021. Since 2014, Mr. Boyd has served as Managing Director of Compleat Angler Capital, LLC, a strategic investment firm. Previously, Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (formerly known as The Priceline Group, Inc.), an online travel company, from November 2002 to December 2013, as interim Chief Executive Officer from April 2016 to December 2016, and as Chairman of the Board from 2013 to 2020. Mr. Boyd also served as Booking’s President and Co-Chief Executive Officer from August 2002 to November 2002, its

Chief Operating Officer from November 2000 to August 2002, and its Executive Vice President, General Counsel, and Secretary from January 2000 to October 2000. Prior to joining Booking, Mr. Boyd served as Executive Vice President, General Counsel, and Secretary of Oxford Health Plans, Inc., a U.S. health care company, from 1995 to 1999. Mr. Boyd has served as a member of the board of directors and of the Finance Committee and Nominating and Corporate Governance Committee of The Home Depot, Inc. since 2016. Mr. Boyd has also served as a member of the board of directors of Clear Secure, Inc. since September 2015, including as a member of its Nominating and Corporate Governance Committee since 2021. Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University, majoring in Government, and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in health care, e-commerce, sales, and digital marketing, as well as proven leadership, corporate governance, and strategic management skills, makes him particularly qualified to serve as a member of our Board of Directors.

Joel Cutler

Joel Cutler has served as a member of our Board of Directors since February 2015. Mr. Cutler is the Co-Founder and Managing Director of General Catalyst, a venture capital firm he started in April 2000. Mr. Cutler has served as a member of the board of directors of Lemonade, Inc., a home, renters, and pet health insurance company, since November 2016, including as a member of its Compensation and Audit Committees since July 2021, and also serves as a member of the board of directors of Warby Parker, an eyewear company, as well as several private companies. Mr. Cutler holds a Bachelor of Arts degree in Government and Economics from Colby College and a Juris

Doctor from Boston College Law School. We believe Mr. Cutler’s experience in a wide range of industries, including the insurance industry, his leadership at a venture capital firm, and his service as a director at numerous companies make him particularly qualified to serve as a member of our Board of Directors.

Charles E. Phillips, Jr.

Charles E. Phillips, Jr. has served as a member of our Board of Directors since February 2021. Mr. Phillips is the Co-Founder and a Managing Partner of Recognize, a technology investing and transformation company. Prior to Recognize, Mr. Phillips served as Chairman of Infor, Inc., an enterprise software company, from August 2019 to March 2020, and as Chief Executive Officer of Infor, Inc. from October 2010 to August 2019. Before Infor, Inc., Mr. Phillips served as President of Oracle Corporation, a computer technology company, from 2003 to 2010, serving as a member of its board of directors and executive management committee from

May 2004 to August 2010. Prior to Oracle, Mr. Phillips was a managing director at Morgan Stanley & Co. LLC in the Technology Group and served on its board of directors. Mr. Phillips has served as a member of the board of directors of American Express, a financial services company, since December 2020, Compass, Inc., a real estate technology company, since September 2020, ViacomCBS Inc. (“Viacom”), a media and entertainment company, since December 2019, and, prior to that, on the board of directors of Viacom from January 2006 to December 2019. He is the Chairman of the Apollo Theater and is the Co-Chair and Co-Founder of the Black

Economic Alliance. Mr. Phillips also served on President Obama’s Economic Recovery Board, led by Paul Volcker, and is a member of the Council on Foreign Relations. Mr. Phillips holds a Bachelor of Science degree, majoring in Computer Science, from the United States Air Force Academy, a Master of Business Administration from Hampton University, and a Juris Doctor from New York Law School. We believe Mr. Phillips’ extensive experience as a senior executive in a large, multinational corporation, financial, analytical, and technological expertise, and significant public company and corporate governance experience, make him particularly qualified to serve as a member of our board of directors.

David Plouffe

David Plouffe has served as a member of our Board of Directors since February 2021. Mr. Plouffe served as President, Policy and Advocacy of the Chan Zuckerberg Initiative (“CZI”), a charitable organization established by Priscilla Chan and Facebook founder Mark Zuckerberg, from January 2017 to November 2019. Prior to joining CZI, Mr. Plouffe served as Senior Vice President of Policy and Strategy of Uber Technologies, Inc. (“Uber”), a technology-driven transportation company, from August 2014 to January 2017. Before Uber, Mr. Plouffe served in The White House as Senior Advisor to U.S. President Barack Obama from January 2011 to January 2013 and as Campaign Manager for President Obama’s historic campaign victory in 2008.

Prior to the Obama White House years, Mr. Plouffe managed and served as the strategist in election efforts of U.S. senators, governors, members of congress, and mayors, and served as the Deputy Chief of Staff to the House Democratic leader on Capitol Hill. Mr. Plouffe has served as a member of the board of directors of the Obama Foundation, a nonprofit organization founded by First Lady Michelle Obama and President Barack Obama, since January 2014, and currently serves on the boards of directors of a number of other nonprofit organizations. Mr. Plouffe holds a Bachelor of Arts degree, majoring in Political Science and Government, from the University of Delaware. We believe Mr. Plouffe’s extensive experience in public policy and advocacy makes him particularly qualified to serve as a member of our Board of Directors.

Elbert O. Robinson, Jr.

Elbert (“Robbie”) O. Robinson, Jr. has served as a member of our Board of Directors since February 2021. Mr. Robinson is the Founder and Chief Executive Officer of Pendulum Holdings LLC (“Pendulum”), an inclusive and strategic growth investing and advisory platform he founded in September 2019. Prior to founding Pendulum, Mr. Robinson served as a Partner of BDT & Company (“BDT”), a merchant bank he joined in May 2009. Mr. Robinson began his career with Goldman, Sachs & Co., where he spent several years working in various investment, advisory, and financing capacities. Mr. Robinson serves on the boards of a number of nonprofit organizations, including, since October 2020, the National Museum of African American History and Culture. Mr. Robinson holds a Bachelor of Arts degree, majoring in Political Science, from Morehouse College. We believe Mr. Robinson’s extensive leadership and investment experience makes him particularly qualified to serve as a member of our Board of Directors.

Siddhartha Sankaran

Siddhartha Sankaran served as our Chief Financial Officer from March 2019 to March 2021, and as a member of our Board of Directors since February 2021. Mr. Sankaran also provided transitional services to Oscar from March 2021 to June 2021. Mr. Sankaran is currently the Chairman and Chief Executive Officer of SiriusPoint, a global (re)insurance company, and has served as a member of the board of directors of Third Point Reinsurance Ltd., the predecessor to SiriusPoint, since August 2019, and as its chairman since August 2020. Mr. Sankaran has had a number of executive roles in the insurance industry, including serving as Executive Vice President and Chief

Financial Officer of American International Group, Inc. (“AIG”), a global insurance company, from February 2016 to December 2018. Prior to that, he served as Senior Vice President and Chief Risk Officer at AIG from November 2010 to February 2016. Previously he was a Partner at Oliver Wyman, a global management consultancy. Mr. Sankaran holds a Bachelor of Mathematics degree, majoring in actuarial science, with distinction from the University of Waterloo. We believe Mr. Sankaran’s extensive leadership and financial and risk-management experience makes him particularly qualified to serve as a member of our Board of Directors.

Vanessa A. Wittman

Vanessa A. Wittman has served as a member of our Board of Directors since February 2021. Ms. Wittman currently serves as an Advisor to Glossier, Inc., an online beauty product company, and previously served as Glossier, Inc.’s Chief Financial Officer from April 2019 to April 2022. Prior to Glossier, Inc., Ms. Wittman served as Chief Financial Officer of Oath Inc., a digital media company, from January 2018 to January 2019. Ms. Wittman served as Chief Financial Officer of Dropbox, Inc., a cloud storage and collaboration company, from February 2015 to October 2016, and as Chief Financial Officer of Motorola Mobility Holdings, Inc., a consumer electronics and telecommunications company, from March 2012 to February 2015. From October 2008 to March 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services company. Prior to Marsh & McLennan Companies, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman has served on the boards of directors of Booking, including as a member of the Audit Committee, since June 2019 and Impossible Foods Inc., a sustainable foods company, since March 2019. From June 2014 to March 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, Inc., a cosmetics and beauty supply company. She also served as a member of the board of directors of Sirius XM Holdings Inc., an audio entertainment company, from April 2011 to June 2018. Ms. Wittman holds a Bachelor of Arts degree, majoring in Business Administration, from the University of North Carolina at Chapel Hill, and a Master of Business Administration from the University of Virginia. We believe Ms. Wittman’s extensive financial and executive experience, including as Chief Financial Officer of global technology companies, makes her particularly qualified to serve as a member of our Board of Directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of PricewaterhouseCoopers LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Change in Accountants

As detailed below, PricewaterhouseCoopers LLP served as our independent auditors with respect to the Company’s consolidated financial statements for the years ended December 31, 2021 and December 31, 2020 and Grant Thornton LLP served as our independent auditors with respect to the Company’s consolidated financial statements for the year ended December 31, 2019.

Engagement and Dismissal of Grant Thornton

In anticipation of our initial public offering (“IPO”), due to independence matters impeding our prior auditors’ ability to provide assurance under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), on August 25, 2020, Grant Thornton LLP was engaged as the independent registered public accounting firm, which such action was ratified by the Audit Committee, solely to audit the Company’s consolidated financial statements for the year ended December 31, 2019 in accordance with auditing standards generally accepted in the United States and the standards of the PCAOB. Effective upon completion of the audit, the Audit Committee has dismissed Grant Thornton LLP.

During the two most recent years and the subsequent period preceding the engagement of Grant Thornton LLP, the Company did not consult with Grant Thornton LLP with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, and no written report or oral advice of Grant Thornton LLP was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided a copy of this disclosure to Grant Thornton LLP in connection with the filing of the Registration Statement on Form S-1 on February 5, 2021 and requested that they furnish a letter addressed to the SEC stating whether or not they agree with such disclosure. A copy of the letter, dated February 22, 2021, is filed as an Exhibit to the Registration Statement on Form S-1 filed on February 5, 2021.

Engagement of PricewaterhouseCoopers LLP

On June 9, 2020, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP to serve as our independent auditors to perform an audit of the Company’s consolidated financial statements for the year ended December 31, 2020 in accordance with auditing standards generally accepted in the United States. PricewaterhouseCoopers LLP was engaged on November 11, 2020.

During the two most recent years and the subsequent period preceding the engagement of PricewaterhouseCoopers LLP, the Company did not consult with PricewaterhouseCoopers LLP with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, and no written report or oral advice of PricewaterhouseCoopers LLP was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2023 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board determined that providing a Say-on-Pay Vote every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. The frequency that receives the affirmative vote of the majority of the votes cast at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote for “ONE YEAR” for the frequency of future Say-on-Pay Votes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of Oscar Health, Inc. (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Elbert O. Robinson, Jr.

David Plouffe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category (in thousands)	2021	2020
Audit Fees	$4,120	$5,590
Audit Related Fees	1,374	590
Tax Fees	628	533
All Other Fees	53	334

Total Fees	$6,175	$7,047

Audit Fees

Audit fees for the fiscal year ended December 31, 2021 include fees for audit work performed on our consolidated financial statements, review of the quarterly financial statements, statutory financial statements of subsidiaries, other required audits, comfort letter procedures, review of our registrations statement for our IPO and periodic reports filed with the SEC and other accounting and reporting consultation. Audit fees for the fiscal year ended December 31, 2020 include fees for audit work performed on our consolidated financial statements and statutory financial statements of subsidiaries, and other accounting and reporting consultation.

Audit Related Fees

Audit related fees for the fiscal year ended December 31, 2021 and 2020 include fees relating to services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements and statutory financial statements of subsidiaries, as applicable, but not reported under Audit Fees.

Tax Fees

Tax fees for the fiscal years ended December 31, 2021 and 2020 includes fees relating to tax compliance services.

All Other Fees

All other fees for the fiscal year ended December 31, 2021 and 2020 include fees relating to Service Organization Controls (“SOC”) readiness consultation and other support services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Mario Schlosser (1)	43	Co-Founder, Chief Executive Officer and Director
Joshua Kushner (2)	36	Co-Founder, Vice Chairman of the Board and Director
R. Scott Blackley	53	Chief Financial Officer
Ranmali Bopitiya	40	Chief Legal Officer
Alessandrea Quane	52	Chief Insurance Officer
Dennis Weaver, M.D.	61	Chief Clinical Officer

(1)	See biography on page 10 of this proxy statement.
(2)	See biography on page 10 of this proxy statement.

R. Scott Blackley

R. Scott Blackley has served as our Chief Financial Officer since March 2021. Mr. Blackley previously served as Chief Financial Officer of Capital One Financial Corporation (“Capital One”), a Fortune 100 tech-enabled financial services firm, from May 2016 to March 2021. Prior to that, he served as Capital One’s Controller and Principal Accounting Officer from March 2011 to May 2016. Before joining Capital One, Mr. Blackley held various executive positions at Fannie Mae, the U.S. Securities and Exchange Commission, and KPMG, LLP. Mr. Blackley holds a Bachelor of Science degree in Accounting from the University of Utah.

Ranmali Bopitiya

Ranmali Bopitiya has served as our Chief Legal Officer since January 2022. Prior to joining Oscar, Ms. Bopitiya served as the Chief Legal Officer for Everside Health, a national direct primary care provider, leading the legal, compliance and risk management teams from July 2019 to December 2021, and as Vice President and General Counsel for Colorado Permanente Medical Group (CPMG), a physician group that provides health care to Kaiser Permanente members in Colorado, from November 2016 to June 2019. She has also led the legal function of University HealthCare Alliance (UHA) within the Stanford Health Care system from July 2012 to October 2016. Ms. Bopitiya holds a Bachelor of Arts degree from the University of Virginia, a Juris Doctor from Yale Law School, and a Master of Public Health from the Harvard School of Public Health.

Alessandrea Quane

Alessandrea Quane has served as our Chief Insurance Officer since March 2021. Prior to joining Oscar, Ms. Quane served as Executive Vice President and Chief Risk Officer for AIG from March 2016 to March 2021, as well as Chief Corporate Actuary, Head of Global Actuarial and Value Management from March 2015 to March 2016, and Chief Risk Officer of AIG Property Casualty from June 2013 to March 2015. Prior to her tenure with AIG, Ms. Quane specialized in pricing and research for non-standard auto at Allstate. Alessa is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. In addition, Ms. Quane holds a

Bachelor of Science degree in Business Administration with a major in Actuarial Science from Drake University.

Dennis Weaver, M.D.

Dennis Weaver, M.D., has served as our Chief Clinical Officer since August 2017. Prior to joining Oscar, Dr. Weaver served as the Executive Vice President and Chief Medical Officer at The Advisory Board Company, a health care consulting and research company, from April 2011 to August 2017. Dr. Weaver is a Diplomat in the American Board of Obstetrics and Gynecology, a Fellow in the American College of Obstetrics and Gynecology, and a Certified Physician Executive in the American Association for Physician Leadership. Dr. Weaver holds a Bachelor of Science degree, majoring in Basic Sciences, from the United States Air Force Academy, a

Doctor of Medicine from the University of Iowa, and a Master of Business Administration from Washington University in St. Louis.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Finance, Risk and Investment Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investors” page of our website located at ir.hioscar.com, or by writing to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013.

Board Composition

Our Board of Directors currently consists of nine (9) members: Jeffery H. Boyd, Joel Cutler, Joshua Kushner, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser and Vanessa A. Wittman. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.

Director Independence

Our Board of Directors has determined that Jeffery H. Boyd, Joel Cutler, Charles E. Phillips, Jr., David Plouffe, Elbert O. Robinson, Jr. and Vanessa A. Wittman each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In addition, our Board also determined that Teri List was independent while she served on our Board. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Cutler is affiliated with one of our significant stockholders. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management directors or the independent directors is presided over by the Chairman of the Board.

Controlled Company Exemption

We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Entities affiliated with Thrive Capital and Joshua Kushner (as the sole managing member of the Thrive General Partners (as defined below)) beneficially own approximately 75.5% of the combined voting power of our outstanding capital stock. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the NYSE rules. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

If we cease to be a controlled company and our Class A common stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Jeffery H. Boyd, Joel Cutler, Siddhartha Sankaran and Vanessa A. Wittman were initially recommended to serve on our Board by Mario Schlosser, Oscar’s Chief Executive Officer and Co-Founder, and Joshua Kushner, Oscar’s Co-Founder. Charles E. Phillips, Jr. was initially recommended to serve on our Board by a third-party search firm. Elbert O. Robinson, Jr. was initially recommended to serve on our Board by Joshua Kushner, Oscar’s Co-Founder. David Plouffe was initially recommended to serve on our Board by Meghan Joyce, Oscar’s former Chief Operating Officer and EVP of Platform.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, sex, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Chairman of the Board, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the non-management directors or independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management and for overseeing management of regulatory risks. Our Finance, Risk and Investment Committee is responsible for monitoring and overseeing risks associated with our capital structure, credit, liquidity and operations and financial and cybersecurity risks. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing management of regulatory risks and potential conflicts of interest. Our Nominating and Corporate Governance

Committee manages risks associated with the independence of our Board of Directors. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Succession Planning

Succession planning and talent development are important at all levels within our organization. The Board, together with the Compensation Committee, oversees the succession planning for the CEO and other executive officers. The Compensation Committee annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan, and provides updates to the full Board regarding its review. The Compensation Committee’s succession planning activities are ongoing and strategic, and may be supported by independent third-party consultants. In addition, the CEO annually provides his assessment to the Compensation Committee of senior leaders and their potential to succeed at key senior management positions. Potential leaders interact with board members through formal presentations and during informal events. The Compensation Committee also regularly evaluates succession plans in the context of the Company’s overall business strategy and with a focus on risk management.

Code of Ethics

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, ir.hioscar.com, in the Governance Documents section under Governance. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Corporate Responsibility

Our mission is to make a healthier life accessible and affordable for all. We view it as a privilege and responsibility to serve the more than 1,000,000 members, as of January 31, 2022, who have entrusted us with their care. As we expand the number of lives we support, we also view it as our strategic and corporate responsibility to fundamentally change the health care industry. By providing innovative tools and technological resources, we’re reorienting the way our members, providers and other health care participants navigate and engage with the complex health care industry. Through our unique, member-focused approach, we’re doing our part to refactor and rebuild our health care system and improve health outcomes for everyone. Our members are predominantly served in the Affordable Care Act marketplace, meaning they do not get health insurance through their employer. It is a privilege to serve our members who seek affordable access to care in this model.

Culturally Competent Care Program

Since our founding, we’ve sought to make high-quality health care available to all, and advancing equitable care is a key part of achieving that mission. To make good care more accessible, we leverage our full stack technology platform to power our Culturally Competent Care Program. Culturally competent care means providing care to patients with diverse values, beliefs and behaviors, including tailoring delivery to meet patients’ social, cultural, and linguistic needs. For instance, in 2022, more than 46% of our members self-report that Spanish is their preferred language. Through our mobile app our members are able to connect with specially trained providers who can deliver care that meets their social, cultural, and linguistic needs.

To support our culturally competent care initiatives, in May 2021, we announced the recipients of our inaugural Culturally Competent Care Grant program. After careful review, we selected four organizations that service historically underserved communities and share our broader goals of improving access to health care. This program builds on our efforts to make Culturally Competent Care accessible in the communities we serve.

MyIdentity

In July 2021, we launched ‘MyIdentity’ functionality as part of our ongoing efforts to ensure that members get the access to care they need in an equitable way. This functionality, which is available nationwide, allows all members – including those who identify as transgender or non-binary – to freely input their name, pronouns, and gender identity in the Oscar mobile app. These identifiers are used to greet our members when they log into their digital accounts and whenever engaging with the Oscar Care Teams.

Black Physician Network Pilot

We believe that racism and unconscious bias in health care contributes to negative health outcomes among Black women and men in the U.S. As a response to these challenges, we helped develop a pilot program in Houston, Texas for the Black Physician Network, to increase our members’ access to culturally competent care providers and advocate for broader industry impact.

Other Highlights

Diversity, Inclusion and Belonging. We recognize the importance of diversity, inclusion, and belonging efforts in the workplace. We believe that having a diverse employee base will empower our community, drive better business outcomes, and ultimately allow us to better serve our members. To this end, we have developed a Diversity, Inclusion and Belonging (DI&B) report, providing objective analytics that provide transparency for our company and fuel our commitment to being a more diverse and inclusive employer and health care organization. The report is available on our website.

Environmental. We are committed to mitigating our impact on the environment. For example, our principal place of business is LEED Gold certified.

Attendance by Members of the Board of Directors at Meetings

There were six meetings of the Board of Directors during the fiscal year ended December 31, 2021, five of which occurred following our IPO. During the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at ir.hioscar.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance and Finance, Risk and Investment—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Finance, Risk and Investment
Joshua Kushner			Chairperson
Joel Cutler		Chairperson
Jeffery H. Boyd*
Charles E. Phillips, Jr.		X	X
Vanessa A. Wittman	Chairperson	X		X
Elbert (“Robbie”) O. Robinson, Jr.	X			X
David Plouffe	X		X
Siddhartha Sankaran				Chairperson

* Non-voting ex-officio member of each committee

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	reviewing and approving our annual internal audit plan;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

The Audit Committee charter is available on our website at ir.hioscar.com. The members of the Audit Committee are Ms. Wittman, Mr. Robinson and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Ms. Wittman serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Ms. Wittman, Mr. Robinson and Mr. Plouffe is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to audit committee membership.

The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time, and may engage such legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that each of Ms. Wittman and Mr. Robinson qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.

The Audit Committee met six times in 2021, five of which occurred following our IPO.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board of Directors, in connection with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	working with the Chief Executive Officer to evaluate the company’s succession planning; and

•	appointing and overseeing any compensation consultants.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at ir.hioscar.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In August 2021, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist it in evaluating the reasonableness of the compensation of our executive officers and the appropriateness of the executive compensation program structure in supporting our business strategy and human resources objectives.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Mr. Cutler, Mr. Phillips and Ms. Wittman, with Mr. Boyd serving as an ex-officio, non-voting member. Mr. Cutler serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met seven times in 2021, six of which occurred following our IPO.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•

periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors, including recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at ir.hioscar.com. The members of our Nominating and Corporate Governance Committee are Mr. Kushner, Mr. Phillips and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Mr. Kushner serves as the Chairperson of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that Mr. Phillips and Mr. Plouffe each meet the definition of “independent director” under the NYSE rules. We currently avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met one time in 2021.

Finance, Risk and Investment Committee

Our Finance, Risk and Investment Committee’s responsibilities include:

•	reviewing and providing guidance to management and our Board of Directors with respect to our capital and liquidity risk management processes and strategies and financial risk management strategies;

•	reviewing and providing guidance to management and our Board of Directors with respect to our capital structure, reinsurance program and capital expenditures strategy;

•	overseeing our investment policies and strategies; and

•	reviewing and evaluating our policies with respect to enterprise risk assessment and enterprise risk management, including our financial and cybersecurity risks.

The Finance, Risk and Investment Committee charter is available on our website at ir.hioscar.com. The members of our Finance, Risk and Investment Committee are Mr. Sankaran, Mr. Robinson and Ms. Wittman, with Mr. Boyd serving as an ex-officio, non-voting member. Mr. Sankaran serves as the Chairperson of the Finance, Risk and Investment Committee. The Finance, Risk and Investment Committee has the authority to consult with outside advisors as it deems necessary to carry out its responsibilities.

The Finance, Risk and Investment Committee met three times in 2021.

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (each, an “NEO”) identified in the Summary Compensation Table below during fiscal 2021, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2021 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2021, which consist of our principal executive officer, our principal financial officer, our former principal financial officer and our three most other highly compensated executive officers for fiscal year 2021 are:

•	Mario Schlosser, Chief Executive Officer;

•	Joshua Kushner, Vice Chairman;(1)

•	R. Scott Blackley, Chief Financial Officer;(2)

•	Meghan Joyce, Chief Operating Officer and EVP of Platform;(3)

•	Alessandrea Quane, Chief Insurance Officer; and

•	Siddhartha Sankaran, Former Chief Financial Officer.(4)

(1)

Mr. Kushner is Vice Chairman of our Board of Directors and an executive officer, but not an employee of the Company. Other than the “Founders Awards” described in greater detail below, which were granted to Mr. Kushner in March 2021 in connection with the completion of our IPO, Mr. Kushner did not receive any compensation from the Company during 2021.

(2)	Mr. Blackley succeeded Mr. Sankaran as our Chief Financial Officer on March 16, 2021.
(3)	Ms. Joyce resigned effective as of April 10, 2022.
(4)

Mr. Sankaran served as Chief Financial Officer until March 15, 2021. Other than compensation he received in accordance with his employment agreement, as amended, for his service to the Company as Chief Financial Officer through March 15, 2021, Mr. Sankaran did not receive any compensation from the Company during 2021. As part of his arrangement with the Company to join our Board of Directors, we amended Mr. Sankaran’s options to purchase shares of our Class A common stock that were granted to Mr. Sankaran for his service as Chief Financial Officer of the Company so that such options continue to vest for so long as he remains a director of the Company.

Executive Summary

2021 Performance Highlights and Pay for Performance

Our executive compensation program is designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2021 was aligned with the Company’s performance during 2021. Highlights of that performance include:

•	Completed our IPO;

•	Launched our +Oscar tech-driven business platform;

•	For the year ended December 31, 2021, achieved:

•	Membership of 598,169, a 49% increase year-over-year;

•	Direct and assumed premiums of $3,437 million, a 50% increase year-over-year;

•	InsuranceCo Administrative Expense Ratio of 21.8%, a 430 basis point improvement year-over-year;

•	Adjusted Administrative Expense Ratio of 28.9%, a 540 basis point improvement year-over-year; and

•	During the 2022 Open Enrollment period, entered three new states and expanded our membership to over one million members as of January 31, 2022.

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards, the value of which depends on our stock price performance. For fiscal year 2021, approximately 98% of our NEOs’ total compensation opportunity was in the form of stock options and restricted stock units (“RSUs”), including performance-based RSUs (“PSUs”). Approximately 99% of Mario Schlosser’s (our Chief Executive Officer) total 2021 compensation opportunity, and approximately 91% of all other NEOs’ (excluding Joshua Kushner, our Co-Founder and Vice Chairman) 2021 compensation opportunity, was in the form of stock options, RSUs and PSUs. Excluding our one-time Founders’ Awards (defined below), 85% of our NEOs’ total compensation opportunity was in the form of stock options, RSU and PSUs.

2021 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2021 included the following:

•

Base Salaries and Target Annual Cash Incentive Opportunities. The 2021 base salaries and target bonuses for our NEOs remained at 2020 levels. Mr. Kushner is not an employee of the Company and did not receive a base salary. Mr. Sankaran only received base salary compensation through the term of his employment with the Company, which ceased as of March 15, 2021.

•

Annual Cash Incentives. For 2021, annual cash bonus opportunities were weighted 75% based on the achievement of specified Company goals, which included achievement of growth and financial metrics and operational and strategic goals, and 25% based on a discretionary review of executive performance by the Compensation Committee of our board of directors (the “Compensation Committee”). Our Compensation Committee approved performance goals for our performance-based annual bonus program that were intended to reward successful execution of our business plan and achievement of our short-term goals. Based on an assessment of the Company’s performance relative to targets and an overall review of management’s performance, the Compensation Committee determined to pay out annual bonuses at 94% (an equivalent rate to the Company bonus pool funding for all other bonus-eligible employees) of target for each of our NEOs employed by the Company as of December 31, 2021.

•

Equity-Based Long Term Incentives. We believe that stock options and RSUs effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock. Stock options require an increase in stockholder value in order for our NEOs to realize any value, and RSUs vesting over time provide additional retentive value. In addition, we utilize performance-based awards to incentivize the achievement of specified objectives. For fiscal year 2021, we granted the following equity-based long term incentives to our NEOs:

•

Founders Awards. We granted “Founders Awards” to Messrs. Schlosser and Kushner (together, our “Co-Founders”) in connection with the completion of our IPO. Each Founders Award will be eligible to vest based on the achievement of pre-determined stock price goals over a seven-year period following March 5, 2021, the closing date of our IPO. The Founders Awards were designed in connection with our IPO to retain and incentivize our Co-Founders to achieve long-term superior financial performance, and to further align their interests with those of our long-term stockholders. For additional information about the Founders Awards, see “Equity-Based Long-Term Awards-Founders Awards.”

•

Performance-Based Awards. In August 2021, we granted performance-based RSU awards to Mr. Blackley, Ms. Quane and Ms. Joyce. These awards are designed to incentivize these executive officers to achieve profitability of our Company’s insurance business by December 31, 2023 and to further promote retention. For additional information about these performance-based awards, see “Equity-Based Long-Term Awards-Non-Founder Performance Awards.”

•

Pull-Forward Awards. In August 2021, we also granted “pull forward awards,” consisting of RSUs and stock options, to Mr. Blackley, Ms. Quane and Ms. Joyce. These awards, which were granted in lieu of anticipated annual equity awards to be granted to these executive officers in 2022, were made in order to further incentivize and retain these executive officers. For additional information about the pull forward awards, see “Equity-Based Long-Term Awards-Pull Forward Awards.”

•

Other. In January 2021, we awarded RSUs to Ms. Joyce, a portion of which vested in connection with the completion of milestones relating to our IPO. The award was granted in consideration of Ms. Joyce’s efforts relating to the development of our +Oscar platform offering and our transition to becoming a public company. For additional information, see “Equity-Based Long-Term Awards-Other.”

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.

✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not permit hedging or pledging of our stock.

✓	Engage an independent compensation consultant to advise our Compensation Committee.

Stockholder Advisory Vote on Executive Compensation

We expect to ask our stockholders to vote, at our 2023 annual meeting of stockholders, on the Say-on-Pay Vote. We are not required to hold a Say-on-Pay Vote in 2022; however, at our 2022 annual meeting of stockholders, we are asking our stockholders to vote on a non-binding, advisory basis regarding the frequency of our Say-on-Pay Votes.

Executive Compensation Objectives and Philosophy

The Compensation Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation objectives and is aligned with the long-term interests of the Company’s stockholders. The objectives of our executive compensation program are to attract and retain top talent in order to further our goal of building the best technology team in the health care industry. Our Compensation Committee strives to apply an approach to compensation that is systematic, equitable and rooted in data and has engaged FW Cook, an independent compensation consultant, to help ensure the Compensation Committee’s decisions and actions are made based on industry benchmarks and market intelligence, as well as other factors. In designing our compensation program, our Compensation Committee seeks to strike a balance between following market best practices for the insurance and technology industries and offering compensation packages that distinguish us in the market and enable us to attract and retain sought-after talent in a competitive and dynamic market.

For annual bonus and equity incentive awards, our Compensation Committee’s aim is to compensate our executive officers based on their and the Company’s performance in a disciplined, transparent and predictable manner within the confines of our budget. Our executive compensation program is aligned with our broader equity compensation program generally applicable to our employees, which is based on four principles:

•	We believe it is important for our employees to participate in long-term value creation by their contributions to the company;
•	We aim to retain and reward high performing employees by awarding them primarily with RSUs as part of their compensation package;
•	Equity awards are sized based on market competitive analysis by job type to ensure optimal utilization and distribution of shares; and
•	Equity is a long-term incentive given as a strategic component of compensation to promote retention and alignment with company goals.

Our Compensation Committee strives to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Role of the Compensation Committee, Compensation Consultant and Management Prior to the IPO

Prior to our IPO, executive compensation decisions were generally made by the Compensation Committee of our Board of Directors in consultation with management and Compensia, which served as a compensation advisor to the Company. Compensia had assisted management and our Compensation Committee with developing a peer group, and provided us with market data and analysis based on the peer group. The Company’s compensation committee prior to the IPO relied on advice provided by Compensia for structuring executive hire pay, setting the base salaries of the Company’s NEOs, and with respect to the Founders Awards granted to our Co-Founders in connection with our IPO and the other awards granted by the Company in 2021 prior to our IPO.

Role of Compensation Committee

Upon completion of our IPO, the Company established a new compensation committee, which is responsible for establishing and overseeing our executive compensation programs and annually reviewing and determining the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), our Chief People Officer, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of the individual performance and contributions of each of the other NEOs, of which our Chief Executive Officer has direct knowledge.

Role of Management

Management is responsible for the Company’s day-to-day operations and for creating and executing the Company’s business plan. As such, the Company’s management team provides the Compensation Committee with valuable insights into these operations and future expectations, which the Company believes are supported by the rewards and incentives in the compensation program. In 2021, the Compensation Committee consulted with Messrs. Schlosser and Blackley and other members of management in formulating compensation plans for the Company’s employees, and with Mr. Schlosser in formulating compensation plans for the Company’s other executive officers. Messrs. Schlosser and Blackley, as well as other members of management, attended Compensation Committee meetings during which NEO and employee compensation decisions were made; however, no executive officer was present during the Compensation Committee’s discussion regarding, nor provided recommendations with respect to, his or her own performance or compensation. The Compensation Committee also regularly meets in executive session without any members of management present.

Role of Compensation Consultant

In August 2021, the Compensation Committee engaged FW Cook to provide an informed, market-based perspective for the Compensation Committee as it evaluated the Company’s executive compensation program. Subsequent to August 2021, the Compensation Committee relied on advice provided by FW Cook with respect to the performance-based awards and pull forward awards granted to Mr. Blackley, Ms. Quane and Ms. Joyce, the annual bonus incentives paid to our executive officers, and the evaluation and continuing evolution of the design of our compensation program and philosophy. In engaging FW Cook, the Compensation Committee evaluated FW Cook’s independence pursuant to the requirements of NYSE and SEC rules and determined that FW Cook does not have any conflicts of interest in advising the Compensation Committee.

The compensation committee prior to the IPO reviewed and developed an executive compensation program based on market data and an assessment of comparable positions at companies with which we compete for talent. While the compensation committee prior to the IPO did not, and the Compensation Committee does not, establish compensation levels solely based on a review of competitive data or benchmark to any particular level, the Compensation Committee believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Compensia assisted the Company prior to the IPO in developing the following peer group, based on industry classification, stage, and size, including employee count, revenue, and market capitalization.

• 1Life Healthcare	• Ceridian HCM Holding	• Change Healthcare

• GoHealth	• GoodRX Holdings	• HealthEquity

• Inovalon Holdings	• Molina Healthcare	• Oak Street Health

• Omnicell	• Paylocity Holding	• Premier

• Teladoc	• Cerner	• HMS Holdings

• Paycom

As of October 2020, compared to this peer group, the Company was in approximately the 88th percentile by revenue over the last four quarters, and 50th percentile by market capitalization. FW Cook relied on an analysis prepared by Compensia of this peer group to advise the Compensation Committee with respect to the pull forward awards and the performance awards. The compensation committee prior to the IPO relied on data provided by Compensia for setting the base salaries and sign-on equity for executive officers, for structuring and approving the Founders Awards and for the other awards granted prior to the IPO.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;

•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;

•

Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial, operational and stock price performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. Each of these elements of compensation for 2021 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executives at the time of hire. Current base salaries for our NEOs were determined at the time of hire based on market rates for each role as well as consideration of the executive’s historical compensation. The Compensation Committee did not approve any salary increases for our NEOs in 2021 or for the 2022 fiscal year. The Compensation Committee plans to review executive base salaries for our NEOs in consultation with FW Cook in 2022 for the 2023 fiscal year. For the year ended December 31, 2021, our NEOs’ annual base salaries were as set forth below:

Name	2021 Annual Base Salary
Mario Schlosser(1)	$430,000
Joshua Kushner(2)	$0
R. Scott Blackley	$600,000
Meghan Joyce	$600,000
Alessandrea Quane	$600,000
Siddhartha Sankaran(3)	$600,000

(1)	Mr. Schlosser voluntarily reduced his base salary from $600,000 to $430,000 on May 16, 2020 in connection with the COVID-19 pandemic and remained at $430,000 throughout 2021.
(2)	Mr. Kushner is not an employee of the Company and does not receive a base salary.
(3)	Reflects Mr. Sankaran’s annual base salary; his actual salary earned in 2021 was pro-rated to reflect his partial year of employment through March 15, 2021.

Cash Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program. Annual cash bonuses provide incentives necessary to retain executive officers. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2021, the target cash bonus for Mr. Blackley, Ms. Quane and Ms. Joyce was 30% of base salary. Mr. Schlosser’s base salary was reduced from $600,000 to $430,000 on May 16, 2020, but the Compensation Committee determined to set Mr. Schlosser’s target bonus for 2021 at 30% of $600,000, his prior salary. All bonus payments were pro-rated to reflect the term of each NEO’s employment with the Company. Mr. Sankaran terminated his employment with the Company on March 15, 2021 and was not eligible to receive a bonus for the 2021 fiscal year. Mr. Kushner is not an employee of the Company and was also not eligible to receive a bonus for the 2021 fiscal year.

The 2021 annual bonus opportunities for Messrs. Schlosser and Blackley and Msses. Quane and Joyce were determined based on the achievement of company performance goals, which represented 75% of the executive’s target bonus opportunity (the “Company Performance Component”) and a discretionary component, which represented 25% of the executive’s target bonus opportunity (the “Discretionary Performance Component”). The Company Performance Component was comprised of growth/financial metrics and operational/strategic goals, each weighted at 50%.

These bonus goals were aligned with the Company’s financial and operational goals and targets applicable to all employees. The threshold, target and maximum payouts for each category of the Company Performance Component was 30%, 100% and 130%, respectively, of the applicable target bonus opportunity.

The following table provides additional detail about each component of the growth/financial portion of the Company Performance Component, including the goal and our achievement of the goal in 2021:

	Weight	Metric	Actual
Growth & Financial	50%	Revenue growth of 30%	50%
		InsuranceCo Administrative Expense Ratio(1) of 23%	21.8%
		MLR(2) of 84%	88.9%

(1)

InsuranceCo Administrative Expense Ratio is calculated as the ratio of health insurance subsidiary adjusted administrative expenses to net premiums before ceded quota share reinsurance. The ratio reflects the costs associated with running our combined insurance companies. For additional information about our InsuranceCo Administrative Expense Ratio, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations–Financial Results Summary and Key Operating and Non-GAAP Financial Metrics–InsuranceCo Administrative Expense Ratio” in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

Medical Loss Ratio (“MLR”) is calculated as the ratio of net claims before ceded quota share reinsurance to net premiums before ceded quota share reinsurance. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. For additional information about our MLR, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations–Financial Results Summary and Key Operating and Non-GAAP Financial Metrics–Medical Loss Ratio” in our Annual Report on Form 10-K for the year ended December 31, 2021.

With respect to the operational/strategic portion of the Company Performance Component, which had a 50% weighting, the Company evaluated its achievement of a number of goals, including goals relating to management of members, claims processing, platform growth, employee retention, and diversity and inclusion.

Based on the Company’s evaluation of the achievement of the goals under the Company Performance Component, we achieved the revenue growth, InsuranceCo Administrative Expense Ratio, and MLR goals at 130%, 108% and 30% of target and the operational/strategic goals at 90% of target. Therefore, based on the weighting applied to each of the targets, we determined that 94% of the executives’ applicable target bonus opportunity under this component was achieved. In addition, based on its subjective review of additional factors relating to the executives’ performance in 2021, the Compensation Committee decided to approve the Discretionary Performance Component for 2021 for each executive at the same level, resulting in a total bonus payout for 2021 of 94% of target. The participating executives’ 2021 annual bonuses are set forth in the columns entitled “Bonus” (with respect to the Discretionary Performance Component) and “Non-Equity Incentive Plan Compensation” (with respect to the Company Performance Component) in the “Summary Compensation Table” below.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of our employees, including our NEOs, with those of our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers to align the interests of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between Company performance and pay. In 2021, we granted equity-based compensation to our NEOs in the form of stock options, RSUs and PSUs.

In 2021, we made the following grants of stock options, RSUs and PSUs to our NEOs:

Name	Number of Shares Underlying Stock Options	Number of RSUs	Number of PSU
Mario Schlosser	-	17	4,229,853
Joshua Kushner	-	-	2,114,926
R. Scott Blackley	263,210	112,251	224,503
Meghan Joyce	263,210	170,934	224,503
Alessandrea Quane	263,210	112,251	224,503
Siddhartha Sankaran	-	-	-

Details with respect to each of these grants is provided below.

Founders Awards

In February 2021, a special committee comprised of independent members of our Board of Directors approved the grant of long-term PSUs to our Co-Founders, which we refer to as the Founders Awards. The Founders Awards held by Messrs. Schlosser and Kushner cover 4,229,853 and 2,114,926 shares of Class A common stock, respectively, and became effective on March 5, 2021, upon the completion of our IPO. The Founders Awards will be eligible to vest based on the achievement of pre-determined stock price goals over a seven-year period that commenced with the completion of our IPO.

The Founders Awards were designed in connection with our IPO to retain and incentivize our Co-Founders to achieve long-term superior financial performance, and to further align their interests with those of our long-term stockholders.

Half of the Founders Awards will become earned based on the achievement of stock price goals (measured as a volume-weighted average stock price over 180 days) at any time between the second and seventh anniversaries of the closing of our IPO (March 5, 2023 to March 5, 2028), as set forth in the following table:

Vesting Tranche	Price Per Share Goal	Number of Earned PSUs (Schlosser/Kushner)
First Vesting Tranche	$90.00	422,985/211,492
Second Vesting Tranche	$135.00	422,985/211,492
Third Vesting Tranche	$180.00	422,985/211,493
Fourth Vesting Tranche	$225.00	422,986/211,493
Fifth Vesting Tranche	$270.00	422,985/211,493

The remaining half of the Founders Awards also will become earned based on achieving the same stock price goals, but the period for measuring the achievement of those goals will be scaled as set forth in the following table:

Vesting Tranche	Measurement Period	Price Per Share Goal	Number of Earned PSUs (Schlosser/Kushner)
First Vesting Tranche	March 5, 2023 - March 5, 2028	$90.00	422,985/211,492
Second Vesting Tranche	March 5, 2024 - March 5, 2028	$135.00	422,985/211,492
Third Vesting Tranche	March 5, 2025 - March 5, 2028	$180.00	422,985/211,493
Fourth Vesting Tranche	March 5, 2026 - March 5, 2028	$225.00	422,986/211,493
Fifth Vesting Tranche	March 5, 2027 - March 5, 2028	$270.00	422,985/211,493

Any PSUs that become earned PSUs will vest on the applicable vesting date described in the following table or, if later, the date on which the applicable stock price goal is achieved, subject to the Co-Founders’ continued service:

Earned PSUs’ Vesting Tranche	Vesting Date
First Vesting Tranche	March 5, 2024
Second Vesting Tranche	March 5, 2025
Third Vesting Tranche	March 5, 2026
Fourth Vesting Tranche	March 5, 2027
Fifth Vesting Tranche	March 5, 2028

Additionally, if the stock price (measured as the 180-day volume-weighted average price per share) as of March 5, 2028, which we refer to as the expiration date, falls between two stock price goals, then additional PSUs will vest on a pro-rated basis based on straight-line interpolation between the two goals. PSUs that remain unvested as of the expiration date automatically will be terminated without consideration.

Non-Founder Performance Awards

On August 31, 2021, the Compensation Committee approved grants of performance-based restricted stock units (the “Performance Awards”) to Mr. Blackley, Ms. Quane and Ms. Joyce. The Compensation Committee approved the following grants of Performance Awards:

Named Executive Officer	Dollar- Denominated Value	Performance Awards (#)(1)
R. Scott Blackley	$3,500,000	224,503
Meghan Joyce	$3,500,000	224,503
Alessandrea Quane	$3,500,000	224,503

(1)

The number of shares of the Company’s Class A common stock subject to the Performance Award was determined by dividing the dollar-denominated value of the Performance Award by the average per share closing price of the Company’s Class A common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date of $15.59.

The Compensation Committee designed the Performance Awards to incentivize the grantees to achieve the profitability of the Company’s insurance business by December 31, 2023 and to further promote retention. The Compensation Committee determined the magnitude of the Performance Awards by targeting the 75th percentile of the equity compensation awarded to the NEOs of our peers, as determined by Compensia, to reflect the importance of achieving the profitability goal and in support of the retention objective. The Compensation Committee believes the Performance Awards further align the executives’ interests with those of the Company’s stockholders because the vesting of the Performance Awards will depend on the achievement of a financial objective that the Compensation Committee believes is an important milestone in the Company’s growth and profitability.

The Performance Awards are subject to performance and time-based vesting conditions. The Performance Awards will be eligible to vest only if the Company achieves an InsuranceCo Combined Ratio of 100% or less for the fiscal year ending December 31, 2023 (the “Performance Target”). “InsuranceCo Combined Ratio” is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio, each as reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2023, or any comparable set of terms as determined by the Compensation Committee in its discretion.

If the Performance Target is achieved, then the Performance Awards will vest in full on September 1, 2024, subject to the executive’s continuous service through such date.

Pull-Forward Awards

On August 31, 2021, the Compensation Committee approved grants of stock options (the “Pull Forward Options”) and restricted stock units (the “Pull Forward RSUs” and, together with the Pull Forward Options, the “Pull Forward Awards”) to Mr. Blackley, Ms. Quane and Ms. Joyce. The Compensation Committee approved the following grants of Pull Forward Awards:

Named Executive Officer	Options - Dollar- Denominated Value	Options (#)(1)	RSUs - Dollar- Denominated Value	RSUs (#)(2)
R. Scott Blackley	$1,750,000	263,210	$1,750,000	112,251
Meghan Joyce	$1,750,000	263,210	$1,750,000	112,251
Alessandrea Quane	$1,750,000	263,210	$1,750,000	112,251

(1)

The number of shares of Class A common stock subject to the Pull Forward Option was determined by dividing the dollar-denominated value of the Pull Forward Option by the per share Black Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements. The Pull Forward Options have an exercise price of $15.59 per share and a 10-year maximum term.

(2)

The number of shares of Class A common stock subject to the Pull Forward RSU award was determined by dividing the dollar-denominated value of the Pull Forward RSU award by the average per share closing price of the Company’s Class A common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date of $15.59.

The Compensation Committee granted the Pull Forward Awards in lieu of anticipated annual equity awards to Mr. Blackley, Ms. Quane and Ms. Joyce for the calendar year 2022 in order to further incentivize and retain the executive officers. The Compensation Committee determined the magnitude of the Pull Forward Awards by targeting the 75th percentile of the equity compensation awarded to the NEOs of our peers, as determined by Compensia. The Pull Forward Awards vest over a four-year period in 16 equal quarterly installments beginning on December 1, 2021, subject in each case to the executive’s continued service.

Other

•

In January 2021 we awarded 58,666 RSUs to Ms. Joyce, of which 15,662 were vested upon grant and an additional 24,206 became vested as of the completion of the IPO. The remaining RSUs vested monthly from January 2021 to June 2021.

•

In connection with our IPO, we entered into a letter agreement with Mr. Sankaran that amended the vesting schedule applicable to 759,028 shares underlying his option granted in March 2019 so that such shares would be eligible to continue to vest based on Mr. Sankaran’s continued service on our Board of Directors.

•

In connection with our IPO, our board of directors approved the grant of 17 RSUs to each of our employees, including our NEOs, who were employed with us on February 15, 2021. Each RSU award vested on August 18, 2021, in each case subject to the grantee’s continued employment. Mr. Schlosser, Mr. Sankaran, and Ms. Joyce were the only NEOs employed by us on February 15, 2021 and received the 17 RSUs. Mr. Sankaran forfeited his RSUs upon termination of his employment.

Retirement Savings, Health and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including certain of our NEOs, who satisfy certain eligibility requirements. Our NEOs who are employees are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

We generally do not provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In 2021, we paid Mr. Schlosser a stipend to enroll in an Oscar family health care plan that was grossed up for applicable taxes. Although we do not generally provide tax “gross ups,” we determined Mr. Schlosser should not incur adverse tax consequences for participating in one of the health care plans Oscar offers its customers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment agreements with certain of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide these NEOs with treatment that is competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2021, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Section 409A

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Oscar Health, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Joel Cutler, Chairperson

Charles E. Phillips, Jr., Committee Member

Vanessa A. Wittman, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation Tables

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4) ($)	Total

Mario Schlosser Chief Executive Officer	2021	430,000	42,480	60,161,726	-	127,440	52,900	60,814,546
	2020	493,750	-	-	-	-	70,699	564,449

Joshua Kushner Vice Chairman	2021	-	-	30,080,592	-	-	-	30,080,592
	2020	-	-	-	-	-	-	-

R. Scott Blackley Chief Financial Officer	2021	490,625	34,944	5,249,994	1,749,998	104,832	-	7,630,394

Meghan Joyce Chief Operating Officer	2021	600,000	42,480	6,426,188	1,749,998	127,440	500	8,946,606
	2020	600,000	-	-	1,597,952	-	14,151	2,212,103

Alessandrea Quane Chief Insurance Officer	2021	500,000	35,613	5,249,994	1,749,998	106,840	1,450	7,643,896

Siddhartha Sankaran Former Chief Financial Officer	2021	125,000	-	527	-	-	2,500	128,027

(1)

Amounts represent bonuses earned by our NEOs under our 2021 cash bonus program pursuant to the Discretionary Performance Component. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(2)

Amounts reflect the full grant-date fair value of RSUs and stock options granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU, PSU and option awards made to our NEOs in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Founders Awards are treated as market condition awards and, as such, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any reduction in value that is appropriate for the probability that the market condition might not be met.

(3)

Amounts represent bonuses earned by our NEOs under our 2021 cash bonus program pursuant to the Company Performance Component. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(4)	Amounts represent:
•

In connection with Mr. Schlosser enrolling in an Oscar family health care plan, he received a cash stipend of $27,842 and a tax gross-up of $22,158; Mr. Schlosser also received 401(k) matching contributions from the Company of $2,900.

•	Ms. Joyce received 401(k) matching contributions from the Company of $500.
•	Siddhartha Sankaran received 401(k) matching contributions from the Company of $2,500.
•	Alessandrea Quane received 401(k) matching contributions from the Company of $1,450.

Grants of Plan-Based Awards in Fiscal 2021

The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2021 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2021.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Mario Schlosser	-		40,500	135,000	175,500	-	-	-	-	-	-	-
	3/5/2021	(2)	-	-	-	422,985	4,229,853	4,229,853	-	-	-	60,161,199
	3/5/2021	(3)	-	-	-	-	-	-	17	-	-	527
Joshua Kushner	3/5/2021	(2)	-	-	-	211,942	2,114,926	2,114,926	-	-	-	30,080,592
R. Scott Blackley	-		33,117	110,391	143,508	-	-	-	-	-	-	-
	8/31/2021	(4)	-	-	-	-	224,503	-	-	-	-	3,500,001
	8/31/2021	(5)	-	-	-	-	-	-	112,251	-	-	1,749,993
	8/31/2021	(6)	-	-	-	-	-	-	-	263,210	15.59	1,749,998
Meghan Joyce	-		40,500	135,000	175,500	-	-	-	-	-	-	-
	1/15/2021	(7)	-	-	-	-	-	-	58,666	-	-	1,175,666
	3/5/2021	(3)	-	-	-	-	-	-	17	-	-	527
	8/31/2021	(4)	-	-	-	-	224,503	-	-	-	-	3,500,001
	8/31/2021	(5)	-	-	-	-	-	-	112,251	-	-	1,749,993
	8/31/2021	(6)	-	-	-	-	-	-	-	263,210	15.59	1,749,998
Alessandrea Quane	-		33,750	112,500	146,250	-	-	-	-	-	-	-
	8/31/2021	(4)	-	-	-	-	224,503	-	-	-	-	3,500,001
	8/31/2021	(5)	-	-	-	-	-	-	112,251	-	-	1,749,993
	8/31/2021	(6)	-	-	-	-	-	-	-	263,210	15.59	1,749,998
Siddhartha Sankaran	3/5/2021	(3)	-	-	-	-	-	-	17	-	-	527

(1)

Amounts reflect potential payouts pursuant to the Company Performance Component of our 2021 annual bonus program. Amounts reported for Messrs. Blackley and Sankaran and Ms. Quane have been prorated for the portion of our 2021 fiscal year such NEOs were employed with us. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(2)

Founders Awards vest upon the achievement of specified stock price goals over a seven year period from March 5, 2021. For additional information about the Founders Awards granted to our Co-Founders, please see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Founders Awards.”

(3)

In connection with the IPO, the Company granted 17 RSUs to all employees as of February 15, 2021. The RSUs vested on August 18, 2021, in each case subject to the employee’s continued employment with the Company through the date of vesting. Mr. Sankaran’s grant of 17 RSUs was forfeited, as he was not employed by the Company as of the vesting date.

(4)

The Performance Awards will vest upon the achievement of specified Company performance goals. For additional information about the performance awards granted to Mr. Blackley, Ms. Quane and Ms. Joyce, please see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Non-Founder Founders Awards.”

(5)

1/16th of the shares subject to the Pull Forward RSUs vest after the executive completes each quarter of continuous service following the grant date. In addition, the Performance RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement. For additional information about the Pull Forward RSUs granted to Mr. Blackley, Ms. Quane and Ms. Joyce, please see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Pull Forward Awards.”

(6)

1/16th of the shares subject to the Pull Forward Options vest when the executive completes each quarter of continuous service following the grant date. In addition, the Pull Forward Options are subject to accelerated vesting and exercise provisions contained in the optionee’s employment agreement. For additional information about the Pull Forward Options granted to Mr. Blackley, Ms. Quane and Ms. Joyce, please see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Pull Forward Awards.”

(7)

15,664 of the shares subject to this grant were vested upon grant, and 3,133 of the shares vested monthly through June 30, 2021 (together, the “Time-Based RSUs”). The remaining shares subject to this grant vested upon the occurrence of each of the following prior to June 30, 2021: (i) as to 8,068 of the shares upon the filing of an S-1 with the SEC for the IPO (the “Applicable S-1”), (ii) as to 8,068

of the shares upon the completion of “road show” materials relating to the IPO, and (iii) as to 8,068 upon clearance of all SEC comments to the Applicable S-1.
(8)

Amounts reflect the full grant-date fair value of RSUs and stock options granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU, PSU and option awards made to our NEOs in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The Founders Awards are treated as market condition awards and, as such, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any reduction in value that is appropriate for the probability that the market condition might not be met.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

Named Executive Officer Employment Agreements

Mario Schlosser 2012 Offer Letter

On November 29, 2012, we entered into an offer letter with Mr. Schlosser, pursuant to which he serves as our Chief Executive Officer. Mr. Schlosser’s offer letter provides for at-will employment, an annual base salary, and eligibility to participate in the benefit plans and programs maintained for the benefit of our employees. Mr. Schlosser’s offer letter required that he sign a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the period of his employment and for 12 months following the termination of his employment.

General Description of Employment Agreements With Other Executive Officers

The following is a description of the employment agreements in effect in 2021 with Mr. Blackley, Ms. Joyce, and Ms. Quane. Mr. Sanakran’s employment agreement terminated on March 15, 2021, and Mr. Kushner is not an employee of the company. In addition, Ms. Joyce’s employment agreement terminated in connection with the termination of her employment in April 2022.

Under each of the agreements, the applicable executive reports to our Chief Executive Officer. Each agreement will continue until terminated in accordance with its terms, and provides for (A) an annual base salary paid in accordance with our normal payroll practices and which may be increased in the discretion of our board of directors, but not reduced, (B) a target annual bonus equal to 30% of base salary, with the actual amount of such bonus determined in the discretion of our board of directors, based on the achievement of individual and/or company performance goals determined by our board of directors and payable on the date annual bonuses are paid to the our other senior executives, but in no event later than March 15th and conditioned upon the executive’s continued employment through the payment date, and (C) eligibility to participate in customary health, welfare and fringe benefit plans we provide to our employees.

The following table sets forth each executive’s title and annual base salary under his or her employment agreement; the other individualized elements of the employment agreements are summarized below.

Name	Title	Base Salary
R. Scott Blackley	Chief Financial Officer	$600,000
Meghan Joyce	Chief Operating Officer and EVP of Platform	$600,000
Alessandrea Quane	Chief Insurance Officer	$600,000

Meghan Joyce Employment Agreement

In addition to the employment agreement components outlined above, Ms. Joyce’s employment agreement provided that upon a termination without cause or a termination by Ms. Joyce for good reason, both (i) the stock option to purchase 1,500,000 shares of our Class A common stock that she received in connection with her commencement of employment with the Company and (ii) the stock option to purchase 333,333 shares of our Class A common stock that she received in October 2020, will remain exercisable with respect to the vested portion of the applicable option until the tenth anniversary of the date the applicable option was granted.

Ms. Joyce’s employment agreement terminated in connection with her resignation, and the Company entered into a consulting agreement with Ms. Joyce, each effective as of April 10, 2022. For additional information regarding the consulting agreement that the Company entered into with Ms. Joyce, please see “Certain Relationships and Related Person Transactions.”

R. Scott Blackley Employment Agreement

In connection with entering into his employment agreement, effective December 5, 2020, Mr. Blackley received a RSU award covering 1,000,000 shares of our Class A common stock and an option to purchase 999,999 shares of our Class A common stock, at an exercise price of $15.93 per share. The RSU award vested with respect to 25% of the underlying RSUs on December 5, 2021, with the remaining RSUs vesting in substantially equal installments on each of the 12 quarterly anniversaries thereafter. The option award vested and became exercisable with respect to 25% of the shares underlying the option award on December 5, 2021, with the remaining shares underlying the option award vesting and becoming exercisable in substantially equal installments on each of the 36 monthly anniversaries thereafter.

Alessandrea Quane Employment Agreement

In connection with entering into her consulting agreement, effective December 5, 2020, Ms. Quane received a RSU award covering 500,000 shares of our Class A common stock and an option to purchase 833,333 shares of our Class A common stock, at an exercise price of $15.93 per share. The RSU award vested with respect to 25% of the underlying RSUs on December 5, 2021, with the remaining RSUs vesting in substantially equal installments on each of the 12 quarterly anniversaries thereafter. The option award vested and became exercisable with respect to 25% of the shares underlying the option award on December 5, 2021, with the remaining shares underlying the option award vesting and becoming exercisable in substantially equal installments on each of the 36 monthly anniversaries thereafter. Ms. Quane’s consulting agreement terminated on March 1, 2021 in connection with her entering into an employment agreement with us that became effective on that date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021. Awards granted prior to March 2021 were granted under our Amended and Restated 2012 Plan; awards granted from or after March 2021 were granted under our 2021 Incentive Award Plan (the “2021 Plan”).

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mario Schlosser	11/20/2013(2)	415,369	-	0.47	11/20/2023	-	-	-	-
	1/17/2014(2)	608,430	-	1.40	1/17/2024	-	-	-	-
	12/7/2015(2)	555,165	-	6.36	12/7/2025	-	-	-	-
	12/7/2015(2)	555,165	-	6.36	12/7/2025	-	-	-	-
	12/17/2019(3)	3,208,342	1,191,658	9.75	12/16/2029	-	-	-	-
	3/5/2021(4)	-	-	-	-	-	-	4,229,853	33,204,346

Joshua Kushner	3/5/2021(4)	-	-	-	-	-	-	2,114,926	16,602,169

R. Scott Blackley	12/6/2020(5)	250,004	749,995	15.93	12/5/2030	-	-	-	-
	8/31/2021(6)	16,450	246,760	15.59	8/30/2031	-	-	-	-
	12/6/2020(7)	-	-	-	-	750,000	5,887,500	-	-
	8/31/2021(8)	-	-	-	-	105,236	826,102	-	-
	8/31/2021(9)	-	-	-	-	-	-	224,503	1,762,348

Meghan Joyce	8/30/2019(12)	748,356	656,250	9.51	8/29/2029	-	-	-	-
	10/8/2020(13)	333,333	-	12.72	10/7/2030	-	-	-	-
	8/31/2021(6)	16,450	246,760	15.59	8/30/2031	-	-	-	-
	8/31/2021(8)	-	-	-	-	105,236	826,102	-	-
	8/31/2021(9)	-	-	-	-	-	-	224,503	1,762,348

Alessandrea Quane	12/6/2020(5)	208,334	624,999	15.93	12/5/2030	-	-	-	-
	8/31/2021(6)	16,450	246,760	15.59	8/30/2031	-	-	-	-
	12/6/2020(7)	-	-	-	-	375,000	2,943,750	-	-
	8/31/2021(8)	-	-	-	-	105,236	826,102	-	-
	8/31/2021(9)	-	-	-	-	-	-	224,503	1,762,348

Siddhartha Sankaran	3/13/2019(10)	694,999	-	9.51	3/12/2029	-	-	-	-
	3/13/2019(11)	20,842	145,824	9.51	3/12/2029	-	-	-	-

(1)	Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2021, which was $7.85.
(2)	These options are fully vested and are exercisable for shares of Class B common stock.
(3)

1/48th of the shares subject to this option vest and become exercisable on the first 48 monthly anniversaries of the vesting commencement date of January 1, 2019, subject to the executive’s continuous service. In addition, if the Company is subject to a Change in Control (as defined in the applicable award agreement) and the optionee is subject to an Involuntary Termination (as defined in the applicable award agreement) within twelve months after such Change in Control, then the option will vest and become exercisable in full. These options are exercisable for shares of Class B common stock.

(4)

Founders Awards vest upon the achievement of specified stock price goals over a seven year period from March 5, 2021. For additional information about the Founders Awards granted to our Co-Founders, including the vesting schedule, see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Founders Awards.”

(5)

25% of the shares subject to this option vested on the one-year anniversary of the vesting commencement date of December 2, 2020, and 1/48th of the shares subject to this grant will vest on each subsequent monthly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the option is subject to accelerated vesting provisions contained in the executive’s employment agreement.

(6)

1/16th of the shares subject to the Pull Forward Options vest and become exercisable on each quarterly anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continuous service. In addition, the Pull Forward Options are subject to accelerated vesting and exercise provisions contained in the optionee’s employment agreement. For additional information about the Pull Forward Options, see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Pull Forward Awards.”

(7)

25% of the RSUs will vest on the one-year anniversary of the vesting commencement date of December 5, 2020, and 1/16th of the RSUs will vest on each subsequent quarterly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

(8)

1/16th of the RSUs subject to the Pull Forward RSUs vest on the one-year anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continuous service. In addition, the Pull Forward RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement. For additional information about the Pull Forward RSUs, see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Pull Forward Awards.”

(9)

The Performance Awards will vest on September 1, 2024, subject to the achievement of an InsuranceCo Combined Ratio of 100% or less for the fiscal year ending December 31, 2023 and the executive’s continuous service through the vesting date. For additional information about the Performance Awards, see “Elements of Compensation–Equity-Based Long-Term Incentive Awards-Non-Founder Founders Awards.”

(10)	These options are fully vested and are exercisable for shares of Class A common stock.
(11)

This option vests and becomes exercisable as to 1/48th of the underlying shares on the first day of each month from the vesting commencement date of July 1, 2021 through June 1, 2025, subject to Mr. Sankaran’s continued service on the Company’s board of directors. If his service on the board of directors is terminated without cause, the options will accelerate in full.

(12)

25% of the shares subject to this option vested on the first anniversary of the vesting commencement date of September 9, 2019, and 1/48th of the shares subject to this grant vest on each subsequent monthly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the option is subject to accelerated vesting provisions contained in the executive’s employment agreement.

(13)

37.5% of the shares subject to this option vested on the 18-month anniversary of the vesting commencement date of August 6, 2020, and 1/48th of the shares subject to this grant vest on each subsequent monthly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the option is subject to accelerated vesting provisions contained in the executive’s employment agreement.

Option Exercises and Stock Vested in Fiscal 2021

The following table sets forth information regarding the exercise of vested stock options and vesting of stock awards by our NEOs during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Mario Schlosser	146,514	5,645,037	17	219

Joshua Kushner	-	-	-	-

R. Scott Blackley	-	-	257,015	2,247,829

Meghan Joyce	95,394	2,813,169	65,698	981,018

Alessandrea Quane	-	-	132,015(3)	1,154,079

Siddhartha Sankaran	71,666	2,113,430	-	-

(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.
(3)	Ms. Quane’s 132,015 RSUs were vested but had not settled as of December 31, 2021.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

Under the employment agreements with Mr. Blackley, Ms. Joyce and Ms. Quane, if the executive’s employment is terminated by us without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

•

an amount equal to the sum of (a) the executive’s annual base salary (at the highest rate in effect at any time in the six months prior to termination) and (b) the executive’s target annual bonus amount;

•

a lump sum cash payment equal to the pro rata portion of the applicable executive’s target bonus for the year of termination (prorated based on the number of days served with the Company in the calendar year of termination);

•	continued health care coverage for 12 months after the termination date on the same terms and at the same cost as if still employed with the Company; and
•

an additional 12 months of vesting for each outstanding time-vesting equity award held by the executive or, if the termination date is on or within 12 months following a change in control, then full accelerated vesting of all outstanding and unvested time-based vesting equity awards then-held by the executive.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality, non-competition and non-solicitation requirements (as described below), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).

The employment agreements also reaffirm or require agreement to, as applicable, a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the applicable executive’s period of employment and for the 12 months following. Further, the employment agreements include a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the executive.

Founders Awards

Upon a termination of a Co-Founder’s service by us without cause or by the Co-Founder for good reason or because of the Co-Founder’s disability (each as defined the applicable award agreement) or due to a Co-Founder’s death, subject to the Co-Founder’s timely execution and non-revocation of a general release of claims, the Founds Awards will be treated as follows:

•	Any previously earned PSUs will vest, and
•	Any remaining PSUs will remain outstanding and eligible to vest for up to two years upon achievement of performance goals during that period.

In the event we incur a change in control, then any previously-earned PSUs will vest and any remaining PSUs will vest based on the price per share received by or payable with respect to the Company’s Class A common stockholders in connection with the transaction, pro-rated to reflect a price per share that falls between two stock price goals.

Non-Founders Performance Awards

With respect to the Performance Awards, if the Performance Target is achieved and the executive experiences a “qualifying termination” (as defined in the executive’s employment agreement) in calendar year 2024, then the Performance Award will vest in full immediately prior to such termination date. If a “change in control” (as defined in the 2021 Plan) occurs on or prior to December 31, 2023, then the Performance Target will be deemed achieved and the Performance Awards will convert into time-vesting awards. In addition, the Performance Awards will vest in full in the event the executive experiences a qualifying termination on or within 12 months following a change in control.

Other Equity Awards

Mr. Schlosser’s stock option granted in December 2019 will vest in full upon an involuntary termination within 12 months after a change in control.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2021 (including Ms. Joyce, who resigned from the Company in April 2022). Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Death/Disability

Mario Schlosser	Cash	-	-	-	-
	Equity Acceleration(2)	-	-	-	-	(3)
	Continued Health Care	-	-	-	-
	Total(4)	-	-	-	-

Joshua Kushner	Cash	-	-	-	-
	Equity Acceleration(2)	-	-	-	-	(3)
	Continued Health Care	-	-	-	-
	Total(4)	-	-	-	-

R. Scott Blackley	Cash(5)	960,000	-	960,000	-	(6)
	Equity Acceleration(2)	2,182,794	-	8,475,951	-
	Continued Health Care(7)	21,630	-	21,630	-
	Total(4)	3,164,424	-	9,457,581	-

Meghan Joyce(9)	Cash(5)	960,000	-	960,000	-
	Equity Acceleration(2)	220,294	-	2,588,451	-
	Continued Health Care	21,630	-	21,630	-
	Total(4)	1,201,924	-	3,570,081	-

Alessandrea Quane	Cash(5)	960,000	-	960,000	-
	Equity Acceleration(2)	1,201,544	-	5,532,201	-
	Continued Health care	-	-	-	-
	Total(4)	2,161,544	-	6,492,201	-

Siddhartha Sankaran	Cash(5)	-	-	-	-
	Equity Acceleration(2)(8)	-	-	-	-
	Continued Health care	-	-	-	-
	Total(4)	-	-	-	-

(1)	Assumes awards are not assumed or substituted in connection with the change in control.
(2)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $7.85, the closing trading price of our common stock on December 31, 2021 and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $7.85, the closing trading price of our common stock on December 31, 2021.

(3)

Upon a termination of the Co-Founder’s service by us without cause or by the Co-Founder for good reason or because of the Co-Founder’s disability, the Founders Awards will remain outstanding and eligible to vest for up to two years upon achievement of performance goals during that period.

(4)

Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2021. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

(5)	Cash termination payments to our NEOs will be paid in substantially equal installments over the twelve-month period following the applicable NEO’s date of termination.
(6)	Mr. Blackley’s December 2020 new hire option agreement provides for a one year exercise period following a qualifying termination or termination due to death or disability.
(7)	Continued health care will be provided each month over the one-year period following the applicable NEO’s date of termination.
(8)	Mr. Sankaran’s options will accelerate and vest if he is terminated from the board without cause.
(9)

Upon a “qualifying termination” (as defined in Ms. Joyce’s employment agreement), Ms. Joyce’s August 2019 and October 2020 options remain exercisable with respect to the vested portion of such options until the tenth anniversary of the date of the grant of such options, as applicable.

2021 DIRECTOR COMPENSATION

In January 2021, our Board of Directors approved the grant of: (i) a stock option covering 116,666 shares of our Class A common stock and (ii) a RSU award covering 50,000 shares of our Class A common stock to Jeffery H. Boyd in connection with his engagement as the Chairman of our Board of Directors. The stock option granted to Mr. Boyd vests in equal monthly installments and the RSU award vests in equal quarterly installments, each subject to his continued service, and each over the three-year period commencing with Mr. Boyd’s engagement with us. In connection with our IPO, our Board of Directors approved the grant of RSU awards to Charles Phillips, Jr., Vanessa Wittman, Robbie Robinson, David Plouffe, and Teri List. Each eligible director received an RSU award covering 50,000 shares of our Class A common stock, which will vest quarterly in substantially equal installments over a three-year period following the IPO date (or, if earlier, on a change in control of our company). Also in connection with our IPO, our Board of Directors approved our director compensation program, which is described below, and pursuant to which our directors earned fees following our IPO in 2021.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Jeffery H. Boyd	103,082	1,002,000	877,599	1,982,681
Joel Cutler(3)	-	-	-	-
Teri List	78,342	1,550,000	-	1,628,342
Charles E. Phillips, Jr.	68,034	1,550,000	-	1,618,034
David Plouffe	70,095	1,550,000	-	1,620,095
Elbert O. Robinson, Jr.	70,095	1,550,000	-	1,620,095
Siddhartha Sankaran(4)	-	-	-	-
Vanessa A. Wittman	68,034	1,550,000	-	1,618,034

(1)

Mario Schlosser, our Chief Executive Officer, and Joshua Kushner, our Vice Chairman, did not receive any compensation for their services as members of our Board in 2021; the compensation paid to Messrs. Schlosser and Kushner for the services they provided to our Company during 2021 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

(2)

Amounts reflect the full grant-date fair value of RSU awards and stock options granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards and option awards made to our directors in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	Mr. Cutler was not eligible to receive compensation for his services as a member of our Board in 2021.
(4)

Mr. Sankaran did not receive any additional compensation for his services as a member of our Board of Directors in 2021; the compensation paid to Mr. Sankaran for his employment with our Company in 2021 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2021 by each non-employee director.

Name	Option Awards Outstanding at 2021 Fiscal Year End	Unvested Stock Awards Outstanding at 2021 Fiscal Year End
Jeffery H. Boyd	693,693	37,499
Joel Cutler	-	-
Teri List	-	37,500
Charles E. Phillips, Jr.	-	37,500
David Plouffe	-	37,500
Elbert O. Robinson, Jr.	-	37,500
Siddhartha Sankaran	861,665	-
Vanessa A. Wittman	-	37,500

Director Compensation Program

In connection with our IPO, our Board of Directors adopted and our stockholders approved a nonemployee director compensation program (the “Director Compensation Program”). The Director Compensation Program provides for annual retainer fees and long-term equity awards for eligible non-employee directors (“Eligible Directors”). The material terms of the Director Compensation Program are summarized below.

The Director Compensation Program consists of the following components:

Cash Compensation

•	Annual Retainer: $70,000

•	Annual Chairman Retainer: $55,000

•	Annual Committee Chair Retainer:

•	Audit: $25,000

•	Compensation: $20,000

•	Nominating and Governance: $15,000

•	Finance: $15,000

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $7,500

•	Nominating and Governance: $5,000

•	Finance: $5,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•

Annual Grant: An Eligible Director who is serving on the board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year beginning with calendar year 2022 will be granted, on such annual meeting date, a RSU award with a value of approximately $175,000 (each, an

“Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

•

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our board of directors after the effective date of the IPO will automatically be granted a RSU award with a value equal to the value of the Annual Grant prorated for the portion of the year such Eligible Director is expected to serve (each, an “Initial Grant”). The Initial Grants will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of our company (as defined in the 2021 Plan).

Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

In February 2022, we adopted the Oscar Health, Inc. Deferred Compensation Plan for Directors pursuant to which our Eligible Directors may elect to defer the cash and equity components of their annual compensation (including both Annual Grants and an Initial Grant) until the earliest to occur of (i) the Eligible Director’s separation from service, (ii) a change in control of Oscar, (iii) the Eligible Director’s death, or (iv) the Eligible Director’s disability.

COMPENSATION RISK ASSESSMENT

We have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Together with our management, we have also evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 14, 2022, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 175,875,529 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding as of April 14, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock and shares of Class B common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 75 Varick Street, 5th Floor, New York, New York 10013. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

	Class A Common Stock		Class B Common Stock		Class A Common Stock Beneficially Owned(%)(1)	Combined Voting Power(%)(2)
	(#)	(%)	(#)	(%)
5% Or Greater Holders

Entities Affiliated with Thrive Capital Management, LLC(3)	8,961,244	5.0%	32,859,064	93.6%	19.6%	75.5%

Entities Affiliated with Alphabet Inc.(4)	24,042,864	13.7%	—	*	13.7%	2.7%

Entities Affiliated with Baillie Gifford & Company(5)	23,324,496	13.3%	—	*	13.3%	2.7%

Entities Affiliated with General Catalyst Partners(6)	14,464,995	8.2%	—	*	8.2%	1.6%

Entities Affiliated with Khosla Ventures, LLC(7)	11,704,997	6.7%	—	*	6.7%	1.3%

Entities Affiliated with Vanguard Group Inc.(8)	9,299,207	5.3%	—	*	5.3%	1.1%

Entities Affiliates with Southeastern Asset Management(9)	9,109,822	5.2%	—	*	5.2%	1.0%

Named Executed Officers and Directors

Joshua Kushner(3)	8,961,244	5.0%	32,859,064	93.6%	19.6%	75.5%

Mario Schlosser(10)	57,317	*	8,149,210	19.9%	4.5%	16.4%

Siddhartha Sankaran(11)	1,384,083	*	—	*	*	*

Meghan Joyce(12)	1,298,556	*	—	*	*	*

R. Scott Blackley(13)	710,346	*	—	*	*	*

Alessandrea Quane(14)	506,728	*	—	*	*	*

Joel Cutler(6)	14,464,995	8.2%	—	*	8.2%	1.6%

Jeffery H. Boyd(15)	652,959	*	—	*	*	*

Charles E. Phillips, Jr(16)	20,833	*	—	*	*	*

David Plouffe(17)	20,833	*	—	*	*	*

Vanessa Wittman(18)	20,833	*	—	*	*	*

Elbert O. Robinson, Jr.(19)	20,833	*	—	*	*	*

All Executive Officers and Directors as a Group(20)	28,075,064	15.3%	41,008,274	100.0%	30.7%	84.5%

*	Less than one percent.
(1)

Percentage of Class A common stock beneficially owned by an individual or entity includes shares of Class B common stock, which are convertible to shares of Class A common stock, and shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2022, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share, and each holder of Class B common stock is entitled to 20 votes per share on all matters submitted to stockholders for their vote or approval. Assumes the conversion of all options, restricted stock units or other rights to acquire shares of Class A common stock and Class B common stock that are beneficially owned as of April 14, 2022.

(3)

Based solely on the Schedule 13D/A filed by such stockholders on February 4, 2022. Thrive Capital Partners II, L.P. (“Thrive II”) directly holds and has sole voting and dispositive power over 6,103,319 shares of Class B common stock, Thrive Capital Partners III, L.P. (“Thrive III”) directly holds and has sole voting and dispositive power over 22,391,068 shares of Class B common stock, Claremount TW, L.P. (“Claremount TW”) directly holds and has sole voting and dispositive power over 757,239 shares of Class B common stock, Thrive Capital Partners V, L.P. (“Thrive V”) directly holds and has sole voting and dispositive power over 1,040,704 shares of Class B common stock, Claremount V Associates, L.P. (“Claremount V”) directly holds and has sole voting and dispositive power over 19,239 shares of Class B common stock, Thrive Capital Partners VI Growth, L.P. (“Thrive VI Growth”) directly holds and has sole voting and dispositive power over 2,498,513 shares of Class B common stock, Claremount VI Associates, L.P. (“Claremount VI”) directly holds and has sole voting and dispositive power over 48,982 shares of Class B common stock, Thrive Capital Partners VII Growth, L.P. (“Thrive VII Growth”) directly holds and has sole voting and dispositive power over 4,698,612 shares of Class A common stock and, subject to the terms of conversion applicable to the Company’s 7.25% Convertible Senior Notes due 2031 (the “Convertible Notes” or “Notes”) set forth in the Indenture for the Notes, may be deemed to beneficially own 4,155,911 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture), and Claremount VII Associates, L.P. (“Claremount VII”) (together with Thrive II, Thrive III, Thrive V, Thrive VI Growth, Claremount TW, Claremount V, Claremount VI and Thrive VII Growth, the “Thrive Capital Funds”) directly holds and has sole voting and dispositive power over 56,610 shares of Class A common stock and, subject to the terms of conversion applicable to the Convertible Notes set forth in the Indenture, may be deemed to beneficially own 50,111 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture). Thrive Partners II GP, LLC (“Thrive Partners II”), as the general partner of Thrive II, may be deemed to beneficially own the shares directly held Thrive II. Thrive Partners III GP, LLC (“Thrive Partners III”), as the general partner of Thrive III and Claremount TW, may be deemed to beneficially own the shares directly held Thrive III and Claremount TW. Thrive Partners V GP, LLC (“Thrive Partners V”), as the general partner of Thrive V and Claremount V, may be deemed to beneficially own the shares directly held Thrive V and Claremount V. Thrive Partners VI GP, LLC (“Thrive Partners VI”), as the general partner of Thrive VI Growth and Claremount VI, may be deemed to beneficially own the shares directly held Thrive VI Growth and Claremount VI. Thrive Partners VII Growth GP, LLC (“Thrive Partners VII Growth”), as the general partner of Thrive VII Growth, may be deemed to beneficially own the shares directly held and/or beneficially owned by Thrive VII Growth. Thrive Partners VII GP, LLC (“Thrive Partners VII” and together with Thrive Partners II, Thrive Partners III, Thrive Partners V, Thrive Partners VI and Thrive Partners VII Growth, the “Thrive General Partners”), as the general partner of Claremount VII, may be deemed to beneficially own the shares directly held and/or beneficially owned by Claremount VII. As the sole managing member of each of the Thrive General Partners, Mr. Kushner may be deemed to beneficially own the shares of common stock held and/or beneficially owned by the Thrive Capital Funds. Such stockholders’ address is c/o Thrive Capital, 295 Lafayette Street, Suite 701, New York, NY 10012.

(4)

Based solely on the Schedule 13G filed by such stockholders on February 14, 2022. Consists of: (i) 23,787,772 shares of Class A common stock beneficially owned by Alphabet Holdings LLC; (ii) 1,705,944 shares of Class A common stock beneficially owned by CapitalG 2015 LP; (iii) 255,092 shares of Class A common stock beneficially owned by CapitalG LP; (iv) 481,988 shares of Class A common stock beneficially owned by GV 2014, L.P.; and (v) 255,092 shares of Class A common stock beneficially owned by Verily Life Sciences LLC. CapitalG 2015 GP LLC, the general partner of CapitalG 2015 LP, may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP. CapitalG GP LLC, the general partner of CapitalG LP, may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG LP. GV 2014 GP, L.L.C., the general partner of GV 2014, L.P., may be deemed to have sole voting and dispositive power with respect to the shares held by GV 2014, L.P. Alphabet Holdings LLC, the managing member of CapitalG 2015 GP LLC, CapitalG GP LLC, and GV 2014 GP, L.L.C., may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP, CapitalG LP and GV 2014, L.P. Alphabet Holdings LLC disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. XXVI

Holdings Inc., the managing member of Alphabet Holdings LLC and Verily Life Sciences LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP, CapitalG LP, GV 2014, L.P. and Verily Life Sciences LLC. Each of XXVI Holdings Inc. and Alphabet Inc. disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The principal business address for each of the foregoing entities is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(5)

Based solely on the Schedule 13G/A filed by such stockholder on January 26, 2022. Baillie Gifford & Co. reported sole voting power over 18,736,843 shares of Class A common stock, and sole dispositive power over 23,324,496 shares of Class A common stock. Securities reported as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Such stockholder’s address is Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland, UK.

(6)

Based solely on the Schedule 13G filed by such stockholder on February 15, 2022. Consists of: (i) 12,357,276 shares of Class A common stock held by General Catalyst Group VI, L.P. (“GC VI”) (“Fund VI Record Shares”); and (ii) 2,107,719 shares of Class A common stock held by General Catalyst Group X - Growth Venture, L.P., or GC Group X Growth (“GC X”) (“Fund X Record Shares” and, together with the Fund VI Record Shares, the “GC Record Shares”). General Catalyst Group Management Holdings GP, LLC, (“GCGMH LLC”) is the general partner of General Catalyst Group Management Holdings, L.P. (“GCGMH”), which is the manager of General Catalyst Group Management, LLC (“GCGM”), which is the manager of General Catalyst GP VI, LLC (“GC VI GPLLC”) and General Catalyst GP X – Growth Venture, LLC (“GC X GPLLC”). Kenneth Chenault, David P. Fialkow, Joel E. Cutler and Hemant Taneja are Managing Members of GCGMH LLC. General Catalyst Partners VI, L.P. (“GC VI GPLP”) is the sole general partner of GC VI. General Catalyst GP VI, LLC (“GC VI GPLLC”) is the sole general partner of GC VI GPLP. Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja are Managing Directors of GC VI GPLLC. General Catalyst Partners X – Growth Venture, L.P. (“GC X GPLP”) is the sole general partner of GC X. GC X GPLLC is the sole general partner of GC X GPLP. Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja are Managing Directors of GC X GPLLC. As the general partner of GCGMH, GCGMH LLC, may be deemed to beneficially own the GC Record Shares. As the sole general partner of GC VI, GC VI GPLP may be deemed to beneficially own the Fund VI Record Shares. As the sole general partner of GC VI GPLP, GC VI GPLLC may be deemed to beneficially own the Fund VI Record Shares. As the sole general partner of GC X, GC X GPLP may be deemed to beneficially own the Fund X Record Shares. As the sole general partner of GC X GPLP, GC X GPLLC may be deemed to beneficially own the Fund X Record Shares. By virtue of their relationship as affiliated entities who have overlapping general partners and managing directors, each of the foregoing entities may be deemed to share the power and direct the disposition and vote of the GC Record Shares. Each of Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja may be deemed to beneficially own the GC Record Shares. The principal business address for each of the foregoing entities is 20 University Road, 4th Floor, Cambridge, Massachusetts 02138.

(7)

Based solely on the Schedule 13G filed by such stockholder on February 14, 2022. Consists of: (i) 9,128,808 shares of Class A common stock held by Khosla Ventures IV, LP, or KV IV; (ii) 583,618 shares of Class A common stock held by Khosla Ventures IV (CF), LP, or KV IV (CF); (iii) 1,476,809 shares of Class A common stock held by Khosla Ventures VI, LP, or KV VI, and (iv) 515,762 shares of Class A common stock held by Khosla Ventures Opportunity I, LP, or KV Opp I. Khosla Ventures Associates IV, LLC, or KVA IV, is the general partner of each of KV IV and KV IV (CF); Khosla Ventures Associates VI, LLC, or KVA VI, is the general partner of KV VI; and Khosla Ventures Opportunity Associates I, LLC, or KVOA I, is the general partner of KV Opp I. Vinod Khosla is the managing member of VK Services, LLC, or VK Services, which is the sole manager of KVA IV, KVA VI, and KVOA I and may be deemed to have voting and investment control over the shares held by KV IV, KV IV (CF), KV VI, and KV Opp I. Each party disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interests therein. The principal business address for each of the foregoing entities is 2128 Sand Hill Road, Menlo Park, California 94025.

(8)

Based solely on the Schedule 13G filed by such stockholder on February 9, 2022. The Vanguard Group reported shared voting power over 17,282 shares of Class A common stock, sole dispositive power over 9,249,737 shares of Class A common stock, and shared dispositive power over 49,470 shares of Class A common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported beneficially owned by The Vanguard Group. Such stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(9)

Based solely on the Schedule 13G filed jointly by Southeastern Asset Management, Inc. (“Southeastern”), Longleaf Partners Small-Cap Fund (“Longleaf”), and O. Mason Hawkins (“Hawkins”) on February 14, 2022. Southeastern reported sole voting and dispositive power over 4,937 shares of Class A common stock and shared voting and dispositive power over 9,104,885 shares of Class A common stock; Longleaf reported shared voting and dispositive power over 9,104,885 shares of Class A common stock; Hawkins did not report any beneficial ownership of shares of Class A common stock. Hawkins is chairman of the board of directors of Southeastern and could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Southeastern is a registered investment adviser. All securities reported by Southeastern as being beneficially owned are owned legally by Southeastern’s investment advisory clients and none are owned directly or indirectly by Southeastern. Such stockholders’ addresses are Southeastern Asset Management, Inc., 6410 Poplar Ave., Suite 900, Memphis, TN 38119; Longleaf Partners Small-Cap Fund, c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, Suite 900, Memphis, TN, 38119; and Mr. O Mason Hawkins, Chairman of the Board, Southeastern Asset Management, Inc., 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(10)

Consists of: (i) 57,317 shares of Class A common stock held directly; (ii) 956,744 shares of Class B common stock held directly; (iii) 333,333 shares of Class B common stock held by Noah Pizzo-Schlosser Dynasty Trust; (iv) 633,333 shares of Class B common stock held by Pizzo-Schlosser Family Dynasty Trust; (v) 333,333 shares of Class B common stock held by Siena Pizzo-Schlosser Dynasty

Trust, such trusts, collectively referred to as the Schlosser Trusts; and (vi) 5,892,467 shares of Class B common stock underlying options to purchase Class B common stock held by Mr. Schlosser that are currently exercisable or would be exercisable within 60 days of April 14, 2022. All of the shares held by the Schlosser Trusts are subject to a voting agreement and proxy pursuant to which Mr. Schlosser exercises voting authority over the shares. The principal business address of the Schlosser Trusts is 105 Brandywine Lane, Melville, New York 11747.

(11)

Consists of: (i) 499,999 shares of Class A common stock held by Victoria Family LLC; and (ii) 884,084 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Sankaran that are currently exercisable or would be exercisable within 60 days of April 14, 2022. Victoria Family LLC is wholly-owned by the fiduciaries of The Victoria 2020 Trust. As the Investment Adviser to The Victoria 2020 Trust, Mr. Sankaran may be deemed to have shared voting and investment control over the shares held by Victoria Family LLC.

(12)

Consists of: (i) 43,070 shares of Class A common stock held directly; (ii) 15,896 shares of Class A common stock held by the spouse of Ms. Joyce; and (iii) 1,239,590 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Joyce that are currently exercisable.

(13)

Consists of: (i) 216,472 shares of Class A common stock held directly; (ii) 424,358 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Blackley that are currently exercisable or would be exercisable within 60 days of April 14, 2022; and (iii) 69,516 shares of Class A common stock underlying time-vesting RSUs held by Mr. Blackley that are scheduled to vest within 60 days of April 14, 2022.

(14)

Consists of: (i) 106,608 shares of Class A common stock held directly; (ii) 361,854 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Quane that are currently exercisable or would be exercisable within 60 days of April 14, 2022; and (iii) 38,266 shares of Class A common stock underlying time-vesting RSUs held by Ms. Quane that are scheduled to vest within 60 days of April 14, 2022.

(15)

Consists of: (i) 16,668 shares of Class A common stock held directly; (ii) 632,124 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Boyd that are currently exercisable or would be exercisable within 60 days of April 14, 2022; and (iii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Boyd that are scheduled to vest within 60 days of April 14, 2022.

(16)

Consists of: (i) 16,666 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Phillips that are scheduled to vest within 60 days of April 14, 2022.

(17)

Consists of: (i) 16,666 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Plouffe that are scheduled to vest within 60 days of April 14, 2022.

(18)

Consists of: (i) 16,666 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Ms. Wittman that are scheduled to vest within 60 days of April 14, 2022.

(19)

Consists of: (i) 16,666 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Robinson that are scheduled to vest within 60 days of April 14, 2022.

(20)

Consists of: (i) 20,197,310 shares of Class A common stock, (ii) 35,115,807 shares of Class B common stock, (iii) 5,892,467 shares of Class B common stock underlying options to purchase Class B common stock that are currently exercisable or would be exercisable within 60 days of April 14, 2022, (iv) 4,206,022 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture); and (v) 3,671,732 shares of Class A common stock in aggregate (i) underlying options to purchase Class A common stock that are currently exercisable or would be exercisable within 60 days of April 14, 2022 and (ii) underlying time-vesting RSUs that are scheduled to vest within 60 days of April 14, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person`.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2021, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Initial Public Offering

In March 2021, we completed our IPO, which resulted in the issuance and sale of 36,391,946 shares of Class A common stock at an IPO price of $39.00 per share, generating net proceeds of $1.3 billion after deducting underwriting discounts and other offering costs.

We also reserved for sale at the IPO price up to three percent of the shares of Class A Stock offered in our IPO, to certain individuals through a directed share program, including our provider and distribution partners and certain other individuals identified by management. A total of 1,203,063 shares were sold to such provider and distribution partners at the IPO price of $39.00.

Issuance and Sale of 7.25% Convertible Senior Notes due 2031

On January 27, 2022, we entered into an investment agreement (the “Investment Agreement”) with, among others, entities affiliated with Thrive Capital. Pursuant to the Investment Agreement, on February 3, 2022, entities affiliated with Thrive Capital agreed to purchase $35 million of our 7.25% Convertible Senior Notes due 2031 (the “Notes”). In addition, pursuant to the Investment Agreement, we agreed to amend our Investor Rights Agreement to provide that the Notes and shares of Class A Common Stock issued or issuable upon conversion of any Notes held by entities affiliated with Thrive Capital will be subject to the registration rights contained in the Investor Rights Agreement. For additional information about the Notes, see our Current Report on Form 8-K, filed with the SEC on January 28, 2022. Joshua Kushner, a member of our Board and our Vice Chairman, is the Managing Director of Thrive Capital. Thrive Capital, through affiliated entities, is a beneficial holder of more than 5% of our capital stock.

Amended and Restated Investors’ Rights Agreement

We are party to a Twelfth Amended and Restated Investors’ Rights Agreement (the “IRA”), dated March 5, 2021, with certain holders of our capital stock, including entities affiliated with Alphabet Holdings LLC, Formation8, Founders Fund, FMR LLC, General Catalyst Group, Khosla Ventures, and Thrive Capital, some of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. Mario Schlosser, our Co-Founder and Chief Executive Officer, is also party to the IRA. Under the IRA, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The IRA also imposes certain affirmative obligations on us.

Right of First Refusal and Co-Sale Agreement

We were party to an Eleventh Amended and Restated First Refusal and Co-Sale Agreement (the “ROFR Agreement”), dated December 17, 2020, with certain holders of our capital stock, including entities affiliated with Alphabet Holdings LLC, Formation8, Founders Fund, FMR LLC, General Catalyst Group, Khosla Ventures, and Thrive Capital, all of which are beneficial holders of more than 5% of our capital stock or are entities with which our directors are affiliated. Mario Schlosser, our Co-Founder and Chief Executive Officer, was also party to the ROFR Agreement. Under the ROFR Agreement, certain holders of our capital stock and we had a right to purchase shares of our capital stock that our stockholders propose to sell to other parties. The ROFR Agreement terminated upon completion of our IPO.

Voting Agreement

We were party to an Eleventh Amended and Restated Voting Agreement (the “Voting Agreement”), dated December 17, 2020, under which certain holders of our capital stock, including entities affiliated with Alphabet Holdings LLC, Formation8, Founders Fund, FMR LLC, General Catalyst Group, Khosla Ventures, and Thrive Capital, all of which are beneficial holders of more than 5% of our capital stock or are entities with which our directors are affiliated, agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Mario Schlosser, our Co-Founder and Chief Executive Officer, was also party to the Voting Agreement. The Voting Agreement terminated upon completion of the IPO.

Alphabet Agreements

We have entered into various technology service agreements with affiliates of Alphabet Holdings LLC, who is a beneficial holder of more than 5% of our capital stock, pursuant to which such affiliates have agreed to provide us with technology infrastructure and enterprise services. For the year ended December 31, 2021, we paid these affiliates an aggregate of $2.5 million under these agreements.

Amended and Restated Employment Agreement with Joel Klein

In connection with Joel Klein’s transition from his role as Chief Policy and Strategy Officer of the Company to a role as a Senior Advisor to the Chief Executive Officer, the Company and its subsidiary, Oscar Management Corporation, entered into an amended and restated employment agreement with Joel Klein, effective January 1, 2022, pursuant to which Mr. Klein will receive an annual salary of $100,000. Upon a termination without cause (as defined in the agreement) and subject to Mr. Klein’s execution and non-revocation of a general release of claims and continued compliance with customary confidentiality, non-competition and non-solicitation covenants, Mr. Klein will be entitled to six months of (i) cash severance and (ii) continued health care coverage.

Consulting Agreement with Meghan Joyce

In connection with Meghan Joyce’s resignation from the Company, Ms. Joyce entered into a consulting agreement with the Company and its subsidiary, Oscar Management Corporation (the “Consulting Agreement”), effective April 10, 2022. Under the Consulting Agreement Ms. Joyce will serve as a Senior Advisor to the Company and its leadership team for a period of two years (the “Consulting Period”).

Pursuant to the Consulting Agreement, Ms. Joyce will receive a monthly consulting fee of $8,333 during the Consulting Period, but will not be entitled to an annual bonus award for the Company’s performance year 2022 and thereafter. In addition, Ms. Joyce’s vested and outstanding stock options will remain outstanding and exercisable for the duration of the Consulting Period; the unvested portion of each stock option and each restricted stock unit award will be forfeited. The Consulting Agreement contains a general release of claims that becomes effective on the effective date of the Consulting Agreement.

If the Company terminates Ms. Joyce’s consulting services without cause, Ms. Joyce will be entitled to (i) the consulting fee for the remainder of the Consulting Period (but no more than the amount she would have received over a six-month period) and (ii) extended stock option exercisability for all stock options outstanding and held by Ms. Joyce on the termination date until the earlier of: (a) the 27-month anniversary of the effective date of the Consulting Agreement and (b) the outside expiration date of the applicable stock option. The payments and benefits described above would be subject to Ms. Joyce’s execution and non-revocation of a general release of claims and continued compliance with customary confidentiality, non-competition and non-solicitation covenants.

Director and Officer Indemnification and Insurance

Our Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013 in writing not later than December 27, 2022.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 9, 2023 and no later than March 11, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2023, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

OSCAR’S ANNUAL REPORT ON FORM 10-K

A copy of Oscar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 14, 2022 without charge upon written request addressed to:

Oscar Health, Inc.

Attention: Secretary

75 Varick Street, 5th Floor

New York, New York 10013

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at ir.hioscar.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Ranmali Bopitiya

Chief Legal Officer

New York, New York

April 26, 2022

SCAN TO VIEW MATERIALS & VOTE OSCAR HEALTH, INC. 75 VARICK STREET 5TH FLOOR NEW YORK, NEW YORK 10013 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/OSCR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D84722-P65967 KEEP THIS PORTION FOR YOUR RECORDS OSCAR HEALTH, INC. For Withhold For All The Board of Directors recommends you vote FOR All All Except the following: 1. Election of Directors Nominees: 01) Jeffery H. Boyd 06) Elbert O. Robinson, Jr. 02) Joel Cutler 07) Siddhartha Sankaran 03) Joshua Kushner 08) Mario Schlosser 04) Charles E. Phillips, Jr. 09) Vanessa A. Wittman 05) David Plouffe To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends you vote ONE YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D84723-P65967 OSCAR HEALTH, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 9, 2022 The undersigned stockholder(s) hereby appoint(s) Mario Schlosser, R. Scott Blackley and Ranmali Bopitiya or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock, as applicable, of Oscar Health, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Thursday June 9, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/OSCR2022, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR 1 YEAR ON PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side